Exhibit 4

                                                                  EXECUTION COPY














--------------------------------------------------------------------------------

                          SGL CARBON Luxembourg S.A.

                    AND EACH OF THE GUARANTORS PARTY HERETO

                          8.5% SENIOR NOTES DUE 2012

                         ----------------------------

                                   INDENTURE


                         Dated as of February 9, 2004

                         ----------------------------

              The Bank of New York, as Trustee and Security Agent

                         ----------------------------

--------------------------------------------------------------------------------


           Subject to the provisions of the Intercreditor Agreement

                           [Latham and Watkins Logo]

                                    London

                                99 Bishopsgate
                                London EC2M 3XF
                           (44) 020 7710 1000 (Tel)
                           (44) 020 7374 4460 (Fax)
                                  www.lw.com

                               TABLE OF CONTENTS

                                                                           Page
                                   ARTICLE 1

                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE


  SECTION 1.01  Definitions....................................................1
  SECTION 1.02  Other Definitions.............................................25
  SECTION 1.03  Incorporation by Reference of Trust Indenture Act.............26
  SECTION 1.04  Rules of Construction.........................................26

                                   ARTICLE 2


                                   THE NOTES

  SECTION 2.01  Form and Dating...............................................27
  SECTION 2.02  Execution and Authentication..................................28
  SECTION 2.03  Appointment of Agents.........................................28
  SECTION 2.04  Paying Agents to Hold Money in Trust..........................29
  SECTION 2.05  Noteholder Lists..............................................29
  SECTION 2.06  Transfer and Exchange.........................................30
  SECTION 2.07  Replacement Notes.............................................38
  SECTION 2.08  Outstanding Notes.............................................38
  SECTION 2.09  Treasury Notes................................................39
  SECTION 2.10  Temporary Notes...............................................39
  SECTION 2.11  Cancellation..................................................39
  SECTION 2.12  Defaulted Interest............................................40
  SECTION 2.13  Common Code and ISIN Number...................................40
  SECTION 2.14  Deposit of Moneys.............................................40
  SECTION 2.15  Holders to Be Treated as Owners; Payments of Interest.........40
  SECTION 2.16  Further Issues................................................41

                                   ARTICLE 3


                           REDEMPTION AND PREPAYMENT

  SECTION 3.01  Notices to Trustee............................................41
  SECTION 3.02  Selection of Notes to Be Redeemed or Purchased................41
  SECTION 3.03  Notice of Redemption..........................................42
  SECTION 3.04  Effect of Notice of Redemption................................42
  SECTION 3.05  Deposit of Redemption or Purchase Price.......................43
  SECTION 3.06  Notes Redeemed or Purchased in Part...........................43
  SECTION 3.07  Optional Redemption...........................................43
  SECTION 3.08  Mandatory Redemption..........................................44
  SECTION 3.09  Offer to Purchase by Application of Excess Proceeds...........44
  SECTION 3.10  Redemption for Changes in Withholding Tax.....................46

                                   ARTICLE 4


                                   COVENANTS

  SECTION 4.01  Payment of Notes..............................................47
  SECTION 4.02  Maintenance of Office or Agency...............................47
  SECTION 4.03  Reports.......................................................47
  SECTION 4.04  Compliance Certificate........................................49
  SECTION 4.05  Taxes.........................................................49

  SECTION 4.06  Stay, Extension and Usury Laws................................49
  SECTION 4.07  Restricted Payments...........................................50
  SECTION 4.08  Dividend and Other Payment Restrictions Affecting
                Subsidiaries..................................................53
  SECTION 4.09  Incurrence of Indebtedness and Issuance of Preferred Stock....54
  SECTION 4.10  Asset Sales...................................................58
  SECTION 4.11  Transactions with Affiliates..................................60
  SECTION 4.12  Liens.........................................................61
  SECTION 4.13  Issuer; Group Business Activities.............................61
  SECTION 4.14  Corporate Existence...........................................62
  SECTION 4.15  Offer to Repurchase Upon Change of Control....................62
  SECTION 4.16  No Layering of Indebtedness...................................64
  SECTION 4.17  Limitation on Sale and Leaseback Transactions.................64
  SECTION 4.18  Limitation on Issuances and Sales of Equity Interests in
                Wholly-Owned Restricted Subsidiaries..........................64
  SECTION 4.19  Subsidiary Guarantees of Indebtedness.........................65
  SECTION 4.20  Payments for Consent..........................................66
  SECTION 4.21  Designation of Restricted and Unrestricted Subsidiaries.......66
  SECTION 4.22  Additional Amounts............................................67
  SECTION 4.23  Convertible Bonds.............................................69

                                   ARTICLE 5


                                  SUCCESSORS

  SECTION 5.01  Merger, Consolidation, or Sale of Assets......................69
  SECTION 5.02  Successor Corporation Substituted.............................71

                                   ARTICLE 6


                             DEFAULTS AND REMEDIES

  SECTION 6.01  Events of Default.............................................72
  SECTION 6.02  Acceleration..................................................74
  SECTION 6.03  Other Remedies................................................74
  SECTION 6.04  Waiver of Past Defaults.......................................75
  SECTION 6.05  Control by Majority...........................................75
  SECTION 6.06  Limitation on Suits...........................................75
  SECTION 6.07  Rights of Holders of Notes to Receive Payment.................76
  SECTION 6.08  Collection Suit by Trustee....................................76
  SECTION 6.09  Trustee May File Proofs of Claim..............................76
  SECTION 6.10  Priorities....................................................77
  SECTION 6.11  Undertaking for Costs.........................................77

                                   ARTICLE 7


                                    TRUSTEE

  SECTION 7.01  Duties of Trustee.............................................77
  SECTION 7.02  Rights of Trustee.............................................78
  SECTION 7.03  Individual Rights of Trustee..................................80
  SECTION 7.04  Trustee's Disclaimer..........................................80
  SECTION 7.05  Notice of Defaults............................................80
  SECTION 7.06  Reports by Trustee to Holders of the Notes....................81
  SECTION 7.07  Compensation and Indemnity....................................81
  SECTION 7.08  Replacement of Trustee........................................82
  SECTION 7.09  Successor Trustee by Merger, etc..............................83
  SECTION 7.10  Eligibility; Disqualification.................................83

                                   ARTICLE 8


                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

  SECTION 8.01  Option to Effect Legal Defeasance or Covenant Defeasance......83
  SECTION 8.02  Legal Defeasance and Discharge................................83
  SECTION 8.03  Covenant Defeasance...........................................84
  SECTION 8.04  Conditions to Legal or Covenant Defeasance....................85
  SECTION 8.05  Deposited Money and Government Securities to be Held in
                Trust; Other Miscellaneous Provisions.........................86
  SECTION 8.06  Repayment to Issuer...........................................86
  SECTION 8.07  Reinstatement.................................................86

                                   ARTICLE 9


                       AMENDMENT, SUPPLEMENT AND WAIVER

  SECTION 9.01  Without Consent of Holders of Notes...........................87
  SECTION 9.02  With Consent of Holders of Notes..............................88
  SECTION 9.03  Revocation and Effect of Consents.............................90
  SECTION 9.04  Notation on or Exchange of Notes..............................90
  SECTION 9.05  Trustee to Sign Amendments, etc...............................90

                                  ARTICLE 10


                            COLLATERAL AND SECURITY

  SECTION 10.01 Security Documents............................................91
  SECTION 10.02 Release of Collateral.........................................91
  SECTION 10.03 Certificates of the Trustee...................................92
  SECTION 10.04 Authorization of Actions to Be Taken by the Trustee Under the
                Security Documents............................................93
  SECTION 10.05 Authorization of Receipt of Funds by the Trustee Under the
                Security Documents............................................93
  SECTION 10.06 Termination of Security Interest..............................93
  SECTION 10.07 Appointment of Security Agent.................................93

                                  ARTICLE 11


                                  GUARANTEES

  SECTION 11.01 Guarantee.....................................................94
  SECTION 11.02 Subordination of Guarantees...................................96
  SECTION 11.03 Limitation on Guarantor Liability............................100
  SECTION 11.04 Execution and Delivery of Guarantee..........................103
  SECTION 11.05 Releases.....................................................104

                                  ARTICLE 12


                          SATISFACTION AND DISCHARGE

  SECTION 12.01 Satisfaction and Discharge...................................105
  SECTION 12.02 Application of Trust Money...................................106

                                  ARTICLE 13


                                 MISCELLANEOUS

  SECTION 13.01 Notices......................................................106
  SECTION 13.02 Certificate and Opinion as to Conditions Precedent...........108
  SECTION 13.03 Statements Required in Certificate or Opinion................108
  SECTION 13.04 Rules by Trustee and Agents..................................108

  SECTION 13.05 No Personal Liability of Directors, Officers, Employees and
                Stockholders.................................................108
  SECTION 13.06 Judgment Currency............................................109
  SECTION 13.07 Prescription.................................................109
  SECTION 13.08 Governing Law................................................109
  SECTION 13.09 Consent to Jurisdiction......................................109
  SECTION 13.10 Service of Process in New York...............................110
  SECTION 13.11 Waiver of Jury Trial.........................................110
  SECTION 13.12 No Adverse Interpretation of Other Agreements................110
  SECTION 13.13 Successors...................................................110
  SECTION 13.14 Severability.................................................111
  SECTION 13.15 Counterpart Originals........................................111
  SECTION 13.16 Table of Contents, Headings, etc.............................111

                                   EXHIBITS

Exhibit A   FORM OF GLOBAL NOTE
Exhibit B   FORM OF DEFINITIVE REGISTERED NOTE
Exhibit C   FORM OF CERTIFICATE OF TRANSFER
Exhibit D   FORM OF CERTIFICATE OF EXCHANGE
Exhibit E   FORM OF NOTATION OF GUARANTEE
Exhibit F   FORM OF SUPPLEMENTAL INDENTURE
Exhibit G   ORIGINAL INTERCREDITOR AGREEMENT
Exhibit H   SECURITY TRUST AGREEMENT

INDENTURE dated as of February 9, 2004 between SGL CARBON Luxembourg S.A., a soci{e'}t{e'} anonyme incorporated under the laws of the Grand Duchy of Luxembourg, the Company (as defined), the Subsidiary Guarantors (as defined) and The Bank of New York, as trustee and security agent.

The Issuer, the Company, the Subsidiary Guarantors, the Trustee and the Security Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 8.5% Senior Notes due 2012 (the "Notes"):

                                   ARTICLE 1

                         DEFINITIONS AND INCORPORATION

                                 BY REFERENCE

SECTION 1.01 Definitions.

"144A Definitive Registered Note" means a Definitive Registered Note bearing the 144A Legend and the Dutch Legend.

"144A Legend" means the legend initially set forth on the U.S. Global Note or 144A Definitive Registered Note as set forth in Section 2.06(k)(1) hereof.

"Acquired Indebtedness" means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

"Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

"Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

"Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

"Asset Sale" means:

(1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the

      Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Sections 4.15 and 5.01 and not by the provisions of
      Section 4.10; and

(2) the issuance or sale of Equity Interests in any of the Company's Restricted Subsidiaries (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a fair market value of less than *1.0 million;

(2) a transfer of assets between or among the Company and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary of the Company;

(4) the sale or lease of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

(5) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(6) a disposition of an asset which is obsolete for the purposes for which such asset is normally utilized or assets which, as of the date of disposition, are no longer used or useful in the conduct of the business of the Company and its Restricted Subsidiaries;

(7)   the sale or other disposition of cash or Cash Equivalents; and

(8) a Restricted Payment that does not violate Section 4.07 or a Permitted Investment.

"Attributable Indebtedness" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with IFRS; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

"Bankruptcy Law" means (to the extent applicable) (i) Title 11 of the U.S. Code, (ii) the Luxembourg Commercial Code (Code de Commerce) {section}{section} 437 - 614, (iii) the German Insolvency Code (Insolvenzordnung) or (iv) any other law of the United States, Luxembourg or Germany or any political subdivision thereof or any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

"Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and `Beneficially Owned" have a corresponding meaning.

"Board of Directors" means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

Without limiting the generality of the foregoing, the board of directors of a German Aktiengesellschaft (AG) means the supervisory board (Aufsichtsrat) or the management board (Vorstand) of the AG, or both, in each case according to whether, under German law, or the constituting documents of the AG, the relevant action of the AG requires the resolution, approval or action of the supervisory board, management board or both.

"Book-Entry Interest" means a beneficial interest in a Global Note held through and shown on, and transferred only through, records maintained in book-entry form by a Depositary.

"Business Day" means any day other than a Legal Holiday.

"Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with IFRS, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

"Capital Stock" means:

(1)   in the case of a corporation, corporate stock;

(2)   in the case of an association  or  business  entity,  any and all shares,
      interests,   participations,   rights   or  other  equivalents   (however
      designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

"Cash Equivalents" means:

(1) securities issued or directly and fully and unconditionally guaranteed or insured by the United States government, or any agency or instrumentality thereof, the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(2) securities issued or directly and fully and unconditionally guaranteed or insured by a member of the European Union, or any agency or instrumentality thereof, the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any commercial bank or trust company having capital and surplus in excess of *500.0 million;

(4) repurchase obligations for underlying securities of the types described in clauses (1), (2) and (3) entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper rated at the time of acquisition thereof at least P-1 by Moody's or at least A-1 by S&P and in each case maturing within 12 months after the date of acquisition thereof;

(6) readily marketable direct obligations issued by any state of the United States of America or any member of the European Union or any political subdivision thereof, in each case, having one of the two highest rating categories obtainable from either Moody's or S&P with maturities of 24 months or less from the date of acquisition;

(7) Indebtedness or preference shares with a maturity of three months or less after the date of acquisition of Persons with a short-term debt rating of A1+ granted by S&P or P1 granted by Moody's to which the Issuer or a Restricted Subsidiary of the Issuer is beneficially entitled, and which can be promptly realized by the Issuer or such Restricted Subsidiary without condition; and

(8) interests in investment funds investing 95% or more of their assets in securities of the types described in clauses (1) through (7) above.

"Change of Control" means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer, the Company and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) of the Exchange Act);

(2) the adoption of a plan relating to the liquidation or dissolution of the Company;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any "person" (as defined above) becomes the

      Beneficial Owner, directly or indirectly, of more than 35% of the Voting Stock of the Company, measured by voting power rather than number of shares; or

(4) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

"Clearstream Banking" means Clearstream Banking, S.A.

"Common Depositary" means The Bank of New York in its capacity as common depositary for Euroclear and Clearstream Banking.

"Company" means SGL CARBON Aktiengesellschaft, and any and all successors thereto.

"Company Guarantee" means the Guarantee provided by the Company.

"Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4) interest expense on pension obligations of such Person and its Restricted Subsidiaries for such period to the extent such interest expense was deducted in computing Consolidated Net Income; plus

(5) interest expense on, or additional provisions relating to, antitrust fines existing at the Issue Date, to the extent such interest expense or other amounts were deducted in computing Consolidated Net Income; plus

(6) the amount of any restructuring charge of such Person for such period, to the extent that such charge was deducted in computing such Consolidated Net Income; plus

(7) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(8) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with IFRS.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

"Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with IFRS; provided that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2) the equity in a net loss of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included in determining Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary and if it has not otherwise been included in determining Net Income;

(3) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(4) the cumulative effect of a change in accounting principles will be excluded;

(5) to the extent reflected in Net Income, the effect of non-cash items resulting from any write-up, write-down or write-off of assets of the Company or a Restricted Subsidiary in connection with any acquisition will be excluded; and

(6) any non-cash compensation realized for grants of performance shares, stock options, restricted stock or other rights to officers, directors and employees of the Company or any Restricted Subsidiary; provided that such shares, options, stock or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock).

"Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)   was a member of such Board of Directors on the Issue Date; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

"Convertible Bonds" means the 3.5% Bearer Bonds of 2000/2005 of the Company.

"Convertible Trust Deed" means the trust indenture, dated the Issue Date, pursuant to which the Guarantors have guaranteed the Convertible Bonds, the Company and certain of its Subsidiaries have granted to the Convertible Trustee security over certain of their assets and the Convertible Trustee has been appointed.

"Convertible Trustee" means The Bank of New York, in its capacity as the trustee under the Convertible Trust Deed, together with any successor thereto.

"Corporate Trust Office of the Trustee" will be at the address of the Trustee specified in Section 14.02 hereof or such other address as to which the Trustee may give notice to the Company.

"Credit Facilities" means, one or more debt facilities (including, without limitation, the Senior Facilities) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

"Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

"Definitive Registered Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit B hereto.

"Depositary" means Euroclear, Clearstream Banking and their respective nominees and successors, acting through itself or the Common Depositary.

"Designated Senior Indebtedness" means:

(1)   any Indebtedness outstanding under the Senior Facilities;

(2) after the date that both Senior Facilities are terminated, Senior Indebtedness (as a single class) outstanding under secured Permitted Indebtedness Agreements (as defined in the Security Trust Agreement); provided the principal amount of all such Indebtedness outstanding at the relevant time is e25.0 million or more; and

(3) after the date that the Indebtedness referred to in clause (2) of this definition is terminated, any other Senior Indebtedness permitted under the Indenture the principal amount of which is e25.0 million or more and that has been designated by the Company as "Designated Senior Indebtedness."

"Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 180 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

"Dutch Legend" means the legend set forth in Section 2.06(k)(4), which is required to be placed on all Notes.

"EMU" means economic and monetary union as contemplated in the Treaty on European Union.

"Enforcement Action" means:

(1)   in relation to any Indebtedness, any action of any kind to:

      (i) demand payment, declare prematurely due and payable or otherwise seek to accelerate payment of or make payable on demand all or any of that Indebtedness;

      (ii) recover all or any of that Indebtedness (including by exercising any right of set-off, except as required by law);

      (iii) exercise or enforce any security in relation to (or given in support of) all or any part of that Indebtedness (including under the relevant security documents);

      (iv) apply or petition for an Insolvency Event in relation to an obligor; or

      (v) commence any legal proceedings against the obligor in relation to that Indebtedness; and

(2) in relation to any Hedging Obligations, any action of any kind to declare an "early termination date" under any agreement relating thereto or demand payment of any amount which would become payable following an "early termination date";

provided that neither (i) the taking of any action necessary to preserve the validity and existence of claims, including the registration of such claims before any court or governmental authority nor (ii) the exercise by the facility agent or the relevant lenders under the German Senior Facility of any right to require the Company or any Guarantor to provide cash collateral in respect of any letter of credit issued thereunder, in each case, to ensure that the exposure of the relevant lenders under any applicable facility thereunder does not exceed the commitments of such lenders in respect of such facility shall, in either case, in and of itself, constitute an Enforcement Action.

"Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

"euro" or "[e]" means the single currency of participating member states of the EMU.

"Euroclear" means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

"Euro Equivalent" means with respect to any monetary amount in a currency other than euros, at any time of determination thereof, the amount of euros obtained by converting such foreign currency involved in such computation into euros at the spot rate for purchase of euros with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two business days prior to such determination.

"European Union" means the European Union, including the countries of Austria, Belgium, Denmark, France, Finland, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain, Sweden and the United Kingdom, but not including any country which becomes a member of the European Union after the Issue Date.

"Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

"Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Senior Facilities) in existence on the Issue Date, until such amounts are repaid.

"Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company (unless otherwise provided in the Indenture).

"Final  Discharge  Date"  has  the  meaning  set  forth  in  the  Intercreditor
Agreement.

"Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with IFRS, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with IFRS, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

For purposes of this definition, whenever pro forma effect is to be given to any transaction or calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions).

"Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Indebtedness, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; provided, however, that there shall be excluded therefrom any such interest expense on pension obligations of such Person and its Restricted Subsidiaries and any such interest expense on the antitrust fines existing at the Issue Date; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) the product of all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company,

in each case, determined on a consolidated basis in accordance with IFRS.

"Funding Loan" means the subordinated note proceeds loan, dated the Issue Date, pursuant to which the Issuer loaned the proceeds from the offering of the Notes to the Company.

"Funding Loan Pledge" means the pledge of the Funding Loan entered into by the Issuer and the Security Agent.

"German Senior Facility" means that certain credit agreement, as amended and restated as of February 3, 2004, by and among the Company, Deutsche Bank AG, Dresdner Kleinwort Wasserstein, Credit Suisse First Boston International and Bayerische Landesbank, as Mandated Lead Arrangers and Deutsche Bank Luxembourg, S.A. as agent, providing for up to [e]227.0 million of revolving credit and term loan borrowings, as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to substantially contemporaneously refinance or otherwise replace, in whole or in part, the borrowings and commitments then outstanding.

"Global Notes" means, individually and collectively, each of the U.S. Global Note and the International Global Note deposited with or on behalf of and registered in the name of the Common Depositary or its nominee, substantially in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

"Global Note Legend" means the legend set forth in Section 2.06(k)(3), which is required to be placed on all Global Notes issued under this Indenture.

"Government Securities" means direct obligations of, or obligations guaranteed by, the Federal Republic of Germany and the payment of which guarantee or obligations the full faith and credit of the Federal Republic of Germany is pledged and which are not callable or redeemable at the option of the Issuer thereof.

"guarantee"  means  a  guarantee  other  than  by   endorsement  of  negotiable
instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

"Guarantee" means the Guarantee by each Guarantor of the Issuer's obligations under this Indenture and the Notes, executed in the form set forth as Exhibit E.

"Guarantors" means each of the Company and the Subsidiary Guarantors.

"Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices.

"Holder" means a Person in whose name a Note is registered.

"IFRS" means the International Financial Reporting Standards, replacing the earlier IAS, or International Accounting Standards, as in effect from time to time.

"Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)   in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)   in respect of banker's acceptances;

(4) representing Capital Lease Obligations or Attributable Indebtedness in respect of sale and leaseback transactions;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6)   representing any Hedging Obligations,
if and to the extent any of the preceding items (other than letters of credit, Attributable Indebtedness and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with IFRS. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.

"Indenture" means this Indenture, as amended or supplemented from time to time.

"Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

"Initial Notes" means the first [e]270 million aggregate principal amount of Notes issued under this Indenture on the Issue Date.

"Insolvency Event" means:

(1) with respect to the Issuer or any Guarantor (each, an "Obligor"), such Obligor is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its Indebtedness, or any other event occurs with respect to such Obligor which, under the laws of any jurisdiction to which it is subject or in which it has assets, has a similar or analogous effect, and, more particularly, with respect to any Obligor incorporated under the laws of Germany (a "German Obligor"), such German Obligor is unable to pay its debts as they fall due (Zahlungsunf{a"}higkeit) or is over indebted ({u"}berschuldet), commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its Indebtedness or makes a general assignment for the benefit of or a composition with its creditors or, for any of the reasons set out in Sections 17-19 of the German Insolvency Code (Insolvenzordnung), any German Obligor files for insolvency (Antrag auf Er{o"}ffnung eines Insolvenzverfahrens) or the board of directors (Gesch{a"}ftsf{u"}hrung) of any German Obligor is required by law to file for insolvency or the competent court takes any of the actions set out in Section 21 of the German Insolvenzordnung or institutes insolvency proceedings against any German Obligor (Er{o"}ffnung des Insolvenzverfahrens); or

(2) with respect to any Obligor, any corporate action, legal proceedings or other procedure or step is taken with respect to such Obligor in relation to:

      (i) the suspension of payments, a moratorium of any Indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of such Obligor (other than a solvent liquidation or reorganization);

      (ii) a composition, assignment or arrangement with any creditor of such Obligor;

      (iii) the appointment of a liquidator (other than in respect of a solvent liquidation of such Obligor), receiver, administrator, provisional administrator, administrative receiver, compulsory manager or other similar officer in respect of such Obligor or its assets; or

      (iv) enforcement of any security over any material assets of such Obligor,

      (v) or any analogous procedure or step taken in any jurisdiction, in each case under this clause (2), unless such corporate action, legal proceedings or analogous procedure or step is fully discontinued within fourteen days of its commencement.

"International Definitive Registered Note" means a Definitive Registered Note bearing the Regulation S Legend and the Dutch Legend.

"International Global Note" means the Global Note bearing the Regulation S Legend and the Dutch Legend that will be issued on the Issue Date in a principal amount equal to the outstanding principal amount of the Notes sold in reliance on Regulation S.

"International Note" means an International Definitive Registered Note or an International Global Note, as applicable.

"Intercreditor Agreement" means the Original Intercreditor Agreement and any other intercreditor agreement entered into pursuant to the terms of this Indenture.

"Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), payments made pursuant to any profit transfer agreement (Gewinnabf{u"}hrungsvertrag) under {section}{section} 291-307 of the German Stock Corporation Act (Aktiengestz), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with IFRS. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of
Section 4.07. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

"Issue Date" means February 9, 2004, the original date of the issuance of the Notes.

"Issuer Permitted Investment" means an Investment by the Issuer in:

(1)   cash and Cash Equivalents;

(2) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or in satisfaction of judgments; and

(3)   the Funding Loan.

"Issuer Permitted Liens" means, with respect to the Issuer:

(1) Liens for taxes, assessments or government charges or levies on the property of the Issuer if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision that shall be required in conformity with IFRS shall have been made therefor;

(2) Liens granted to the Trustee for its compensation pursuant to this Indenture; and

(3) Liens created for the benefit of (or to secure) the Notes or the Guarantees.

"Issuer Request" means a written request or order signed in the name of the Issuer by any Officer of the Issuer and delivered to the relevant Person.

"Issuer Restricted Payment" with respect to the Issuer means:

(1) any dividend or distribution (whether made in cash, securities or other property) declared or paid on or with respect to any shares of Capital Stock of the Issuer, except for any dividend or distribution that is made solely to the Company or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Issuer;

(2) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Issuer or any securities exchangeable for or convertible into any such Capital Stock, including (1) in connection with any merger, consolidation or amalgamation and (2) the exercise of any option to exchange any Capital Stock;

(3) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Indebtedness of the Issuer that is subordinate or junior in fight of payment to the Notes or any guarantee pursuant to a written agreement to that effect; or

(4)   any Investment (other than Issuer Permitted Investments) in any Person.

"Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in Frankfurt, London, Luxembourg or the State of New York. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

"Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

"Majority Senior Lenders" has the meaning set forth in the Intercreditor Agreement.

"Moody's" means Moody's Investors Service, Inc.

"Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with IFRS and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any after tax gain or loss realized in connection with: (a) any Asset Sale; or (b) extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2)   any net after tax extraordinary gain or loss.

"Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with IFRS.

"Non-Recourse Indebtedness" means Indebtedness:

(1) as to which none of the Issuer, the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),
      (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take Enforcement Action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Issuer, the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuer, the Company or any of its Restricted Subsidiaries.

"Non-U.S. Person" means a Person who is not a U.S. Person.

"Note Security Agent" means The Bank of New York or any other note security agent under the Security Documents.

"Notes" has the meaning assigned to it in the preamble to this Indenture. Unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

"Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages, Additional Amounts and other liabilities payable under the documentation governing any Indebtedness.

"Original Intercreditor Agreement" means the intercreditor agreement, dated February 9, 2004, among the agents under the German Senior Facility and the U.S. Senior Facility, the Trustee, the Convertible Trustee, the Security Agent, the Issuer, the Guarantors and others and attached hereto as Exhibit G.

"Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person (whether acting in such capacity or pursuant to power of attorney).

"Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements of Section 13.03 hereof.

"Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.03 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

"Participant" means, with respect to the Depositary, a Person who has an account with the Depositary.

"Permitted Business" means any business in which the Company or its Restricted Subsidiaries was engaged on the date of this Indenture and any business related, ancillary or complementary to any such business.

"Permitted Investments" means:

(1) any Investment in the Company or in a Restricted Subsidiary of the Company;

(2)   any Investment in Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a)   such Person becomes a Restricted Subsidiary of the Company; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with
      Section 4.10;

(5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;

(7)   Investments represented by Hedging Obligations;

(8) commission, payroll, travel and similar advances to cover matters that are expected at the time of such advances to be treated as expenses in accordance with IFRS;

(9) loans or advances to employees made in the ordinary course of business of the Company or the Restricted Subsidiary of the Company in an aggregate principal amount not to exceed [e]5.0 million at any one time outstanding;

(10)  repurchases of the Notes;

(11) Indebtedness of the Company or a Restricted Subsidiary described under clauses (6), (7) and (9) of the definition of Permitted Indebtedness;

(12) Investments resulting from the disposition of assets in transactions excluded from the definition of "Asset Sale" pursuant to clause (6) of the exclusions from such definition; and

(13) Investments in joint ventures not to exceed e10.0 million per annum and when taken together with all investments made pursuant to this clause
      (13) not to exceed *50.0 million.

"Permitted Junior Securities" means:

(1)   Equity Interests in the Company or any Subsidiary Guarantor; or

(2) debt securities that are subordinated to all Senior Indebtedness and any debt securities issued in exchange for Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Guarantees are subordinated to Senior Indebtedness under this Indenture.

"Permitted Liens" means:

(1) Liens on assets of the Company or any Restricted Subsidiary securing Senior Indebtedness that was permitted by the terms of this Indenture to be incurred;

(2)   Liens in favor of the Company or any Restricted Subsidiary;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

(4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

(5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of Section 4.09 covering only the assets acquired with or financed by such Indebtedness;

(7)   Liens existing on the date of this Indenture;

(8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with IFRS has been made therefor;

(9) Liens imposed by law, such as carriers', warehousemen's, landlord's and mechanics' Liens, in each case, incurred in the ordinary course of business;

(10) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(11) Liens created for the benefit of (or to secure) the Notes, including Additional Notes (or the Guarantees, including Guarantees of Additional Notes);

(12) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

      (a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

      (b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Referencing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(13) pledges or deposits by such Person under workers compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(14) Liens securing Hedging Obligations entered into in the ordinary course of business so long as such Hedging Obligations relate to Indebtedness that is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations;

(15) Liens securing the Convertible Bonds that are pari passu and pro rata to the Liens securing the Notes and are created pursuant and subject to the Convertible Trust Deed (or on terms substantially the same as those set forth in the Convertible Trust Deed);

(16) Any interest or title of a lessor under any Capital Lease Obligation permitted to be incurred under this Indenture; and

(17) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed *5.0 million at any one time outstanding.

"Permitted Refinancing Indebtedness" means any Indebtedness of the Issuer, the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Issuer, the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of the Indebtedness being refunded, refinanced, replaced, defeased or discharged, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4) such Indebtedness is incurred either by the Issuer, the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

"Person"  means  any  individual,  corporation,  partnership,  joint   venture,
association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

"Pledged Entities" means each of SGL CARBON GmbH (Germany), SGL ACOTEC GmbH (Germany), SGL CARBON GmbH & Co. KG (Austria), SGL ACOTEC S.A.S. (France), SGL

CARBON S.p.A. (Italy), SGL CARBON S.A. (Spain), SGL CARBON Polska S.A. (Poland), SGL CARBON LLC (Nevada) and SGL Technic Inc. (California).

"Pledging Entities" means the direct parent company of each of the Pledged Entities.

"Public Equity Offering" means an offer and sale of Capital Stock (other than Disqualified Stock) of the Company other than such an offer and sale pursuant to a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company.

"QIB" means a "qualified institutional buyer" as defined in Rule 144A.

"Regular Interest Payment Date" means February 1 and August 1 of each year.

"Regulation S" means Regulation S promulgated under the Securities Act.

"Regulation S Legend" means the legend set forth in Section 2.06(k)(2) hereof.

"Representative" means the Trustee or any trustee, agent or representative for any Senior Indebtedness.

"Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

"Restricted Investment" means an Investment other than a Permitted Investment.

"Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

"Rule 144" means Rule 144 promulgated under the Securities Act.

"Rule 144A" means Rule 144A promulgated under the Securities Act.

"Rule 903" means Rule 903 promulgated under the Securities Act.

"Rule 904" means Rule 904 promulgated under the Securities Act.

"SEC" means the U.S. Securities and Exchange Commission.

"Securities Act" means the U.S. Securities Act of 1933, as amended.

"Security Agent" means The Bank of New York, in its capacity as Security Agent hereunder and under the Security Documents.

"Security Trust Agreement" means that certain agreement to be entered into among the Company, the agents for the lenders under the Senior Facilities, the Trustee and the trustee for the holders of the Convertible Bonds, among others, in respect of security provided for the

Senior Facilities and certain ancillary Indebtedness and, in respect of certain security, the Notes and the Convertible Bonds, and attached hereto as Exhibit H.

"Security Documents" means the Share Pledges and the Funding Loan Pledge and any other agreement creating a Lien in favor of the Trustee and/or the Holders of the Notes and, if applicable, the holders of the Convertible Bonds.

"Senior Declared Default" means any Designated Senior Indebtedness has been declared to be prematurely due and payable or payable on demand (and demand has been made) by reason of an event of default under such Designated Senior Indebtedness.

"Senior Default" has the meaning set forth in the Intercreditor Agreement.

"Senior Discharge  Date"  has  the  meaning  set  forth  in  the  Intercreditor
Agreement.

"Senior  Facilities"  means  the  U.S.  Senior  Facility  and the German Senior
Facility.

"Senior Indebtedness" means:

(1) all Indebtedness of the Company or any Subsidiary Guarantor outstanding under the Senior Facilities and all Hedging Obligations with respect thereto;

(2) any other Indebtedness of the Company or any Subsidiary Guarantor permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to any Guarantee; and

(3)   all Obligations with respect to the items listed in the preceding clauses
      (1) and (2) (including interest accruing after an Insolvency Events, whether allowed or allowable in any proceeding related thereto).

Notwithstanding anything to the contrary in the preceding, Senior Indebtedness will not include:

(1) any liability for federal, state, local or other taxes owed or owing by the Company or any Subsidiary Guarantor;

(2) any intercompany Indebtedness of the Company or any of its Subsidiaries to the Company or any of its Affiliates;

(3)   any trade payables;

(4)   Indebtedness under the Funding Loan;

(5)   Indebtedness under the Convertible Bonds or the guarantees thereof;

(6) the portion of any Indebtedness that is incurred in violation of this Indenture; or

(7) Indebtedness which is classified as non-recourse in accordance with IFRS or any unsecured claim arising in respect thereof by reason of the application of section 1111(b)(1) of the Bankruptcy Code.

"Senior  Payment  Default"  has the  meaning  set  forth  in the  Intercreditor
Agreement.

"Share Pledges" means each of the second-ranking pledges of the Capital Stock of the Subsidiary Guarantors, SGL CARBON Polska S.A. and any other Subsidiary of the Company created pursuant hereto, in each case, for the direct or indirect benefit of the Holders of the Notes.

"Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

"S&P" means Standard & Poor's Ratings Group.

"Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

"Subsidiary"  means,  with respect to any  specified  Person,  other  than  the
Issuer:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

"Subsidiary Guarantees" means the Guarantees provided by each of the Subsidiary Guarantors.

"Subsidiary Guarantors" means each of:

(1) SGL CARBON GmbH (Germany), SGL ACOTEC GmbH (Germany), SGL CARBON GmbH & Co KG (Austria), SGL ACOTEC S.A. (France), SGL CARBON S.p.A. (Italy), SGL CARBON S.A. (Spain), SGL CARBON LLC (Nevada) and SGL Technic Inc. (California); and

(2) any other Subsidiary of the Company that executes a Guarantee in accordance with the provisions of this Indenture,

and their respective successors and assigns, in each case, until the Guarantee of such Person has been released in accordance with the provisions of this Indenture.

"TIA" means the U.S. Trust Indenture Act of 1939, as amended (15 U.S.C. {section}{section} 77aaa-77bbbb).

"Trustee" means The Bank of New York, in its capacity as trustee hereunder, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

"Unrestricted Definitive Registered Note" means a Definitive Registered Note that does not bear and is not required to bear the 144A Legend of the Regulation S Legend but which, in any event, bears the Dutch Legend.

"Unrestricted Subsidiary" means any Subsidiary of the Company or any successor to any of them) that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Indebtedness, unless at the time of such designation or subsequently, the aggregate principal amount of such Indebtedness that is not Non-Recourse Indebtedness is deemed to be a Restricted Investment made in accordance with Section 4.07;

(2) except as permitted by Section 4.11, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

"U.S. GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

"U.S. Global Note" means the Global Note bearing the 144A Legend and the Dutch Legend, and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that represent the outstanding principal amount of the Notes acquired in reliance on Rule 144A.

"U.S. Note" means a 144A Definitive Registered Note or a U.S. Global Note, as applicable.

"U.S. Person" means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

"U.S. Senior Facility" means that certain Credit Agreement, dated February 3, 2003, by and among the Company and Credit Suisse First Boston, providing for up to $116.0 million of revolving credit and term loan borrowings, as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to substantially contemporaneously refinance or otherwise replace, in whole or in part, the borrowings and commitments then outstanding.

"Voting Stock" of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

"Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)   the then outstanding principal amount of such Indebtedness.

"Wholly-Owned Restricted Subsidiary" of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person.

SECTION 1.02 Other Definitions.

                                                          Defined in
Term                                                       Section
"Additional Notes"........................................  2.16
"Affiliate Transaction"...................................  4.11
"Asset Sale Offer"........................................  3.09
"Authentication Order"....................................  2.02
"Book-Entry Agent"........................................  2.03
"Change of Control Offer".................................  4.15
"Covenant Defeasance".....................................  8.03
"Event of Default"........................................  6.01
"Excess Proceeds".........................................  4.10
"incur"...................................................  4.09
"Legal Defeasance"........................................  8.02
"Offer Amount"............................................  3.09
"Offer Period"............................................  3.09
"Paying Agent"............................................  2.03
"Permitted Indebtedness"..................................  4.09
"Payment Blockage Notice"................................. 11.02
"Payment Default".........................................  6.01
"Purchase Date"...........................................  3.09
"Registrar"...............................................  2.03
"Relevant Taxing Jurisdiction"............................  4.22
"Restricted Payments".....................................  4.07
"Tax Redemption Date" ....................................  3.10

SECTION 1.03 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture as if this Indenture was required to be qualified under the TIA.

The following TIA terms used in this Indenture have the following meanings:

(1)   "indenture securities" means the Notes;

(2)   "indenture security Holder" means a Holder of a Note;

(3)   "indenture to be qualified" means this Indenture;

(4)   "indenture trustee" or "institutional trustee" means the Trustee; and

(5) "obligor" on the Notes and the Guarantees means the Issuer and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04 Rules of Construction.

Unless the context otherwise requires:

(1)   a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS;

(3)   "or" is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5)   "will" shall be interpreted to express a command;

(6)   provisions apply to successive events and transactions;

(7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time; and

(8) unless otherwise indicated, references to any agreement, instrument or deed are references to such agreement, instrument or deed as amended, supplemented, restated or otherwise modified in accordance with this Indenture.

                                   ARTICLE 2

                                   THE NOTES

SECTION 2.01 Form and Dating.

(a) Global Notes. Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of a U.S. Global Note, duly executed by the Issuer, endorsed by each Guarantor and authenticated by the Trustee as hereinafter provided. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the International Global Note, duly executed by the Issuer, endorsed by each Guarantor and authenticated by the Trustee as hereinafter provided.

      Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, by the Registrar or the Trustee to reflect exchanges, repurchases, redemptions and transfers of interests therein, in accordance with the terms of this Indenture.

      The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors, the Trustee and the Security Agent, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note or any Guarantee conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

      Ownership of interests in the Global Notes will be limited to Participants and Indirect Participants. Book-Entry Interests in the Global Notes will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by the Depositary and its Participants. The Applicable Procedures shall be applicable to Book-Entry Interests in Global Notes.

      Except as set forth in Section 2.06(a) hereof, the Global Notes may be transferred, in whole and not in part, only to a nominee or a successor of the Depositary or the Common Depositary.

(b) Definitive Registered Notes. Definitive Registered Notes issued upon transfer of a Book-Entry Interest or a Definitive Registered Note, or in exchange for a Book-Entry Interest or a Definitive Registered Note, shall be issued in accordance with this Indenture.

(c) Book-Entry Provisions. Neither Participants nor Indirect Participants shall have any rights either under this Indenture or under any Global Note held on their behalf by the Depositary. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, any Guarantor, the Trustee or any Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a Book-Entry Interest in any Global Note.

(d) Note Forms. The Global Notes and the Definitive Registered Notes shall be issuable only in registered form, substantially in the form set forth as Exhibit A and Exhibit B hereto, respectively. The Notes shall be issued without coupons and only in denominations of [e]1,000 principal amount or any integral multiple thereof.

(e)   Dating.  Each Note shall be dated the date of its authentication.

SECTION 2.02 Execution and Authentication.

(a) Two Officers of the Issuer shall execute the Notes on behalf of the Issuer by manual or facsimile signature. The Issuer's seal may but need not be impressed, affixed, imprinted or reproduced on the Notes.

(b) If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated or at any time thereafter, the Note shall be valid nevertheless.

(c) A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(d) The Trustee shall authenticate Notes on the Issue Date in an aggregate principal amount of [e]270.0 million, upon receipt of an Issuer Request signed by two Officers of the Issuer directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of the Notes contained herein have been complied with (an "Authentication Order"). The Trustee shall authenticate Additional Notes upon receipt of an Authentication Order relating thereto.

(e) The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same rights as the Trustee in any dealings hereunder with the Issuer or with any of the Issuer's Affiliates.

SECTION 2.03 Appointment of Agents.

(a) The Issuer will maintain one or more paying agents (each, a "Paying Agent") for the Notes in each of (i) the Borough of Manhattan, City of New York (the "Principal Paying Agent"), (ii) the City of London, (iii) when and for so long as the Notes are listed on the Luxembourg Stock Exchange, Luxembourg and (iv) any other location required by the last sentence of this clause 2.03(a). The Issuer shall also maintain (i) an office or agency where notices and demands to or upon the Issuer and/or any Guarantors in respect of the Notes, the Guarantee and this Indenture may be served and (ii) an office or agency in the location where the Common Depositary holds the Global Notes where annotation of increases and decreases of the principal amount of Global Notes will be made ("Book-Entry Agent"). The Issuer will use its best efforts to maintain a Paying Agent in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to the European Union Directive adopted by the ECOFIN Council on June 3, 2003 on the taxation of savings or any law implementing or complying with, or introduced to conform to, such Directive.

(b) The Issuer will maintain a registrar (each, a "Registrar") with offices in each of (i) the Borough of Manhattan, City of New York, (ii) the City of London and (iii) for so long as the Notes are listed on the Luxembourg Stock Exchange, in Luxembourg. The Registrars will maintain a register (the "Register") reflecting ownership of Notes outstanding from time to time and will make payments on and facilitate transfer of Notes on behalf of the Company.

(c) The Issuer may change the Paying Agents or the Registrars without prior notice to the Holders. So long as the Notes are listed on the Luxembourg Stock Exchange, notice of a change of Paying Agent or Registrar will be published in a newspaper having a general circulation in Luxembourg.

(d) The Issuer hereby appoints The Bank of New York at One Canada Square, 48th Floor, London E14 5AL as Paying Agent and Registrar with respect to the Notes, and The Bank of New York hereby accepts such appointment. The Issuer hereby appoints The Bank of New York at 101 Barclay Street, Floor 21 West, New York, NY 10286 as Principal Paying Agent and Registrar, and The Bank of New York hereby accepts such appointment.

(e) The Issuer may appoint one or more co-Registrars and one or more additional Paying Agents and the terms "Registrar" and "Paying Agent" shall include any such additional co-Registrar or Paying Agent, as applicable; provided, however, that in no event may the Issuer, any Guarantor or any of their Affiliates act as Paying Agent.

(f) The Issuer shall notify the Trustee of the name and address of any Agent appointed after the date of this Indenture. If the Issuer fails to maintain the Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof.

(g) The Issuer will enter into a paying agency agreement with the Principal Paying Agent.

SECTION 2.04 Paying Agents to Hold Money in Trust.

Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money received by the Paying Agent for the payment of principal, premium or interest on the Notes (whether such money has been paid to it by the Issuer or any other obligor on the Notes), and the Issuer and the Paying Agent shall notify the Trustee of any default by the Issuer (or any other obligor on the Notes) in making any such payment. Money held in trust by a Paying Agent need not be segregated, except as required by law, and in no event shall any Paying Agent be liable for any interest on any money received by it hereunder. The Issuer at any time may require each Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may, in the circumstances set forth in Section 4.01, require any Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the relevant Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05 Noteholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it from the Registrar of the names and addresses of the Holders. The Issuer shall obtain from the Registrar and furnish to the Trustee (if the Trustee is not the Registrar) and each

Paying Agent at least five Business Days before each Regular Interest Payment Date, and at such other times as they may request in writing, a list in such form and as of such date as they may reasonably require of the names and addresses of the Holders.

SECTION 2.06 Transfer and Exchange.

(a)   Transfer and Exchange of Global Notes.

      (1) The Global Notes cannot be transferred to any Person other than to another Common Depositary, another nominee of the Common Depositary or to a successor clearing agency or its common depositary or nominee approved by the Issuer, the Guarantors and the Trustee.

      (2) Global Notes will be exchanged by the Issuer for Definitive Registered Notes: (i) in whole, but not in part, if Euroclear and Clearstream Banking notify the Issuer or the Company that they are unwilling or unable to continue to act as depository and a successor depository is not appointed by the Issuer or the Company within 120 days; (ii) in whole, but not in part, if the Issuer, Euroclear or Clearstream Banking so request following a Default; or
            (iii) if the owner of a Book-Entry Interest requests an exchange of such Book-Entry Interest in writing delivered through Euroclear and/or Clearstream Banking or the Issuer following an Event of Default, subject to compliance with the other provisions of this
            Section 2.06. Upon the occurrence of any of the preceding events, Definitive Registered Notes shall be issued in such names as the Depositary or Common Depositary shall instruct the Issuer based on the instructions received by the Depositary from the holders of Book-Entry Interests.

      (3) Global Notes may also be exchanged or replaced, in whole or in part, as provided in Section 2.07 and Section 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.07 or
            Section 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note, other than as provided in this
            Section 2.06(a).

(b)   General Provisions Applicable to Transfers and Exchanges of the Notes.

      (1) Transfers of Book-Entry Interests in the Global Notes (other than transfers of Book-Entry Interests in connection with which the transferor takes delivery thereof in the form of a Book-Entry Interest in the same Global Note) shall require compliance with this Section 2.06(b), as well as one or more of the other following subparagraphs of this Section 2.06, as applicable.

      (2)   In  connection with  all  transfers  and  exchanges  of  Book-Entry
            Interests (other than transfers of Book-Entry Interests in connection with which the transferor takes delivery thereof in the form of a Book-Entry Interest in the same Global Note), the Principal Paying Agent must receive: (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to debit from the transferor a Book-Entry Interest in an amount equal to the Book-Entry Interest to be transferred or exchanged; (2) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a Book-Entry Interest in another Global Note in an amount equal to the Book-Entry Interest to be transferred or exchanged; and (3) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase.

      (3) In connection with a transfer or exchange of a Book-Entry Interest for a Definitive Registered Note, the Principal Paying Agent and the Registrar must receive: (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to debit from the transferor a Book-Entry Interest in an amount equal to the Book-Entry Interest to be transferred or exchanged; (2) a written order from a Participant directing the Registrar to cause to be issued a Definitive Registered Note in an amount equal to the Book-Entry Interest to be transferred or exchanged; and
            (3) instructions containing information regarding the Person in whose name such Definitive Registered Note shall be registered to effect the transfer or exchange referred to above.

      (4) In connection with any transfer or exchange of Definitive Registered Notes, the Holder of such Notes shall present or surrender to the Registrar the Definitive Registered Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, in connection with a transfer or exchange of a Definitive Registered Note for a Book-Entry Interest, the Principal Paying Agent must receive a written order directing the Depositary to credit the account of the transferee in an amount equal to the Book-Entry Interest to be transferred or exchanged.

      (5) Upon satisfaction of all of the requirements for transfer or exchange of Book-Entry Interests in Global Notes contained in this Indenture, the Principal Paying Agent or the Registrar, as specified in this Section 2.07, shall endorse the relevant Global Note(s) with any increase or decrease and instruct the Depositary to reflect such increase or decrease in its system.

(c) Transfer of Book-Entry Interests in an International Global Note to Book-Entry Interests in a U.S. Global Note.

      (1) A Book-Entry Interest in the International Global Note may be transferred to a Person who takes delivery thereof in the form of a Book-Entry Interest in the U.S. Global Note only if the transfer complies with the requirements of Section 2.06(b) above and, if such transfer takes place on or prior to March 20, 2004, the Principal Paying Agent receives a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof.

      (2) Upon the receipt of such certificate and the orders and instructions required by Section 2.06(b), the Principal Paying Agent shall (i) instruct the Common Depositary to deliver, or cause to be delivered, the Global Notes to the Book-Entry Agent for endorsement and upon receipt thereof, decrease Schedule A to the International Global Note and increase Schedule A to the U.S. Global Note, by the principal amount of such transfer and
            (ii) thereafter, return the Global Notes to the Common Depositary, together with all information regarding the Participant accounts to be credited and debited in connection with such transfer.

(d) Transfer of Book-Entry Interests in the U.S. Global Note to Book-Entry Interests in the International Global Note.

      (1) A Book-Entry Interest in the U.S. Global Note may be transferred to a Person who takes delivery thereof in the form of a Book-Entry Interest in the International Global Note only if the transfer complies with the requirements of Section 2.06(b) above and the Principal Paying Agent receives a certificate from the holder of such Book-Entry Interest in the form of Exhibit C hereto, including the certifications in item (2) or (3) thereof.

      (2) Upon receipt of such certificates and the orders and instructions required by Section 2.06(b), the Principal Paying Agent shall (i) instruct the Common Depositary to deliver, or cause to be delivered, the Global Notes to the Book-Entry Agent for endorsement and, upon receipt thereof, (A) increase Schedule A to the International Global Note and (B) decrease Schedule A to the U.S. Global Note by the principal amount of such transfer and
            (ii) thereafter, return the Global Notes to the Common Depositary, together with all information regarding the Participant accounts to be credited and debited in connection with such transfer.

(e) Transfer of Book-Entry Interests in Global Notes to Definitive Registered Notes. A holder of a Book-Entry Interest in a Global Note may transfer such Book-Entry Interest to a Person who takes delivery thereof in the form of a Definitive Registered Note if the transfer complies with the requirements of Section 2.06(a) and Section 2.06(b) above and:

      (1) in the case of a transfer on or before March 20, 2004 by a holder of a Book-Entry Interest in the International Global Note, the Principal Paying Agent shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in either (x) item (1) or (y) item (2) thereof;

      (2) in the case of a transfer after March 20, 2004 by a holder of a Book-Entry Interest in the International Global Note, the transfer complies with Section 2.06(b);

      (3) in the case of a transfer by a holder of a Book-Entry Interest in the U.S. Global Note to a QIB in reliance on Rule 144A, the Principal Paying Agent shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

      (4) in the case of a transfer by a holder of a Book-Entry Interest in the U.S. Global Note in reliance on Regulation S, the Principal Paying Agent shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof; or

      (5) in the case of a transfer by a holder of a Book-Entry Interest in the U.S. Global Note in reliance on Rule 144, the Principal Paying Agent shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3) thereof.

      Upon receipt of such certificates and the orders and instructions required by Section 2.06(b), the Principal Paying Agent shall (i) instruct the Common Depositary to deliver, or cause to be delivered, the relevant Global Note to the Book-Entry Agent for endorsement and upon receipt thereof, decrease Schedule A to the relevant Global Note by the principal amount of such transfer, (ii) thereafter, return the Global Note to the Common Depositary, together with all information regarding the Participant accounts to be debited in connection with such transfer and (iii) deliver to the Registrar the instructions received by it that contain information regarding the Person in whose name Definitive Registered Notes shall be registered to effect such transfer. The Registrar shall cause any Definitive Registered Note issued in connection with a transfer pursuant to Section 2.06(e)(1)(x) or Section 2.06(e)(3)
      to   have  the  144A  Legend  and,  in  the  case  of  a  transfer  under
      Section 2.06(e)(1)(y) or Section 2.06(e)(4), the Regulation S Legend.

      The Issuer shall issue and, upon receipt of an Authentication Order from the Issuer in accordance with Section 2.02 hereof, the Trustee shall authenticate, one or more Definitive Registered Notes in an aggregate principal amount equal to the aggregate principal amount of Book-Entry Interests so transferred and in the names set forth in the instructions received by the Registrar.

(f) Transfer of Definitive Registered Notes to Book-Entry Interests in Global Notes. Any Holder of a Definitive Registered Note may transfer such Definitive Registered Note to a Person who takes delivery thereof in the form of a Book-Entry Interest in a Global Note only if such transfer occurs after March 20, 2004 and:

      (1) in the case of a transfer by a holder of International Definitive Registered Notes to a person who takes delivery thereof in the form of a Book-Entry Interest in the International Global Note, transfer complies with Section 2.06(b);

      (2) in the case of a transfer by a holder of Definitive Registered Notes to a QIB in reliance on Rule 144A, the Registrar shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof; or

      (3) in the case of a transfer by a holder of Definitive Registered Notes in reliance on Regulation S or Rule 144 under the Securities Act, the Registrar shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item
            (2) or (3) thereof, respectively.

      Upon  satisfaction  of  the foregoing  conditions,  the  Registrar  shall
      (i) deliver the Definitive Registered Notes to the Registrar for cancellation pursuant to Section 2.11 hereof, (ii) record such transfer on the Register, (iii) instruct the Common Depositary to deliver (x) in the case of a transfer pursuant to Section 2.06(f)(1) or
      Section 2.06(f)(3) above, the International Global Note and (y) in the case of a transfer pursuant to Section 2.06(f)(2), the U.S. Global Note,
      (iv) endorse Schedule A to such Global Note to reflect the increase in principal amount resulting from such transfer and (v) thereafter, return the Global Notes to the Common Depositary, together with all information regarding the Participant accounts to be credited in connection with such transfer.

(g) Exchanges of Book-Entry Interests in Global Notes for Definitive Registered Notes. A holder of a Book-Entry Interest in a Global Note may exchange such Book-Entry Interest for a Definitive Registered Note if the exchange complies with the requirements of Section 2.06(a) and
      Section 2.06(b) above and the Principal Paying Agent receives a certificate from such holder in the form of Exhibit D hereto, including the certifications in item 1 thereof, and (if relevant) the following:

      (1) if the holder of such Book-Entry Interest in an International Global Note proposes after March 20, 2004 to exchange such Book-Entry Interest for an Unrestricted Definitive Registered Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item 1 and 2 thereof; and

      (2) if the holder of such Book-Entry Interest in a U.S. Global Note proposes to exchange such Book-Entry Interest for an Unrestricted Definitive Registered Note, a certificate from such holder in the form of Exhibit D hereto including the certifications in items 1 and 3 thereof.

      Upon receipt of such certificates and the orders and instructions required by Section 2.06(b), the Principal Paying Agent shall (i) instruct the Common Depositary to deliver, or cause to be delivered, the relevant Global Note to the Book-Entry Agent for endorsement and upon receipt thereof, decrease Schedule A to the relevant Global Note by the principal amount of such exchange, (ii) thereafter, return the Global Note to the Common Depositary, together with all information regarding the Participant accounts to be debited in connection with such exchange and (iii) deliver to the Registrar instructions received by it that contain information regarding the Person in whose name Definitive Registered Notes shall be registered to effect such exchange. The Registrar shall cause all Definitive Registered Notes issued pursuant to
      Section 2.06(g) (other than clauses (1) and (2)) in exchange for a Book-Entry Interest in a Global Note to bear the appropriate legend required by Exhibit D hereto. Definitive Registered Notes issued pursuant to Section 2.06(g)(1) and (2) shall not bear the 144A Legend or the Regulation S Legend.

      The Issuer shall issue and, upon receipt of an Authentication Order from the Issuer in accordance with Section 2.02 hereof, the Registrar shall authenticate, one or more Definitive Registered Notes in an aggregate principal amount equal to the aggregate principal amount of Book-Entry Interests so exchanged and in the names set forth in the instructions received by the Registrar.

(h) Exchanges of Definitive Registered Notes for Book-Entry Interests in Global Notes. Any Holder of a Definitive Registered Note may exchange such Note for a Book-Entry Interest in a Global Note if such exchange complies with Section 2.06(b) above and the Registrar receives a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item 1 thereof and the following documentation:

      (1) if the holder of such International Definitive Registered Note proposes after March 20, 2004 to exchange such Notes for Book-Entry Interests in the International Global Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item 1 and 2 thereof; and

      (2) if the holder of such 144A Definitive Registered Notes proposes to exchange such Notes for a Book-Entry Interest in the International Global Note, a certificate from such holder in the form of Exhibit D hereto including the certifications in items 1 and 3 thereof.

      Upon  satisfaction of  the  foregoing  conditions,  the  Registrar  shall
      (i) cancel such Definitive Registered Notes pursuant to Section 2.11 hereof, (ii) record such exchange on the Register, (iii) instruct the Common Depositary to deliver the relevant Global Note, (iv) endorse Schedule A to such Global Note to reflect the increase in principal amount resulting from such exchange, and (v) thereafter, return the Global Note to the Common Depositary, together with all information regarding the Participant accounts to be credited in connection with such exchange.

(i) Transfer of Definitive Registered Notes for Definitive Registered Notes. Any Holder of a Definitive Registered Note may transfer such Note to a Person who takes delivery thereof in the form of Definitive Registered Notes if the transfer complies with Section 2.06(b) above and the Registrar receives the following additional documentation:

      (1) in the case of a transfer on or before March 20, 2004 by a holder of an International Definitive Registered Note, the Registrar shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in either (x) item (1) or (y) item (2) thereof;

      (2) in the case of a transfer after March 20, 2004 by a holder of an International Definitive Registered Note, the transfer complies with Section 2.06(b);

      (3) in the case of a transfer by a holder of a 144A Definitive Registered Note to a QIB in reliance on Rule 144A, the Registrar shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

      (4) in the case of a transfer by a holder of a 144A Definitive Registered Note in reliance on Regulation S, the Registrar shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof; or

      (5) in the case of a transfer by a holder of a 144A Definitive Registered Note in reliance on Rule 144, the Registrar shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3) thereof.

      Upon the receipt of any Definitive Registered Note, the Registrar shall cancel such Note pursuant to Section 2.11 hereof and complete and deliver to the Issuer (A) in the case of a transfer pursuant to
      Section 2.06(j)(1)(x) or Section 2.06(j)(3), a 144A Definitive Registered Note and (B) in the case of a transfer pursuant to Section 2.06(j)(1)(y) or (4), an International Definitive Registered Note and (C) in the case of a transfer pursuant to Section 2.06(j)(2) or (5), an Unrestricted Definitive Registered Note. The Issuer shall execute and the Registrar shall authenticate and deliver such Definitive Registered Note to such Person(s) as the Holder of the surrendered Definitive Registered Note shall designate.

(j) Transfer of Unrestricted Definitive Registered Notes. Any Holder of an Unrestricted Definitive Registered Note may transfer such Note to a Person who takes delivery thereof in the form of Definitive Registered Notes if the transfer complies with Section 2.06(b) above.

(k)   Legends.

      (1)   144A Legend.  The following legend shall  appear on the face of all
            U.S.  Notes  issued  under  this  Indenture,  unless   the   Issuer
            determines otherwise in compliance with applicable law:

            "THIS SENIOR NOTE DUE 2012 AND ANY INTEREST HEREIN HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ANY OFFER, SALE, PLEDGE OR OTHER TRANSFER THEREOF MUST BE MADE ONLY (A) (I) TO A PERSON WHOM THE PURCHASER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT ("REGULATION S"), (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF
            AVAILABLE), OR (IV) TO SGL CARBON AKTIENGESELLSCHAFT OR ANY SUBSIDIARY OF SGL CARBON AKTIENGESELLSCHAFT AND (B) IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION.

            EACH PURCHASER OF THIS NOTE OR ANY INTEREST HEREIN AGREES THAT IT WILL DELIVER TO EACH PURCHASER OF THIS NOTE OR BOOK-ENTRY INTERESTS FROM IT A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND."

      (2) Regulation S Legend. The following legend shall appear on the face of all International Notes issued under this Indenture, unless the Issuer determines otherwise in compliance with applicable law:

            "THIS SENIOR NOTE DUE 2012 AND ANY INTEREST HEREIN HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ON OR PRIOR TO MARCH 20, 2004, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT ("REGULATION S") OR TO SGL CARBON AKTIENGESELLSCHAFT OR ANY SUBSIDIARY OF SGL CARBON AKTIENGESELLSCHAFT, (B) TO A PERSON WHOM THE PURCHASER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN COMPLIANCE WITH ALL APPLICABLE LAWS OF ANY OTHER JURISDICTION. AFTER MARCH 20, 2004, THIS NOTE AND ANY INTEREST HEREIN MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE SECURITIES ACT AND ALL APPLICABLE LAWS OF ANY OTHER JURISDICTION.

            EACH PURCHASER OF THIS NOTE OR ANY INTEREST HEREIN  AGREES

            THAT IT WILL DELIVER TO EACH PURCHASER OF THIS NOTE OR BOOK-ENTRY INTERESTS HEREIN A NOTICE SUBSTANTIALLY TO THE EFFECT THEREOF."

      (3)   Global  Note  Legend.   Each  Global  Note  shall  bear a legend in
            substantially the following form:

            "THIS GLOBAL NOTE IS HELD BY THE COMMON DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF EUROCLEAR, CLEARSTREAM BANKING AND THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(A) OF THE INDENTURE AND (II) THIS GLOBAL NOTE MAY BE DELIVERED IN ACCORDANCE WITH
            SECTION 2.06(L) OF THE INDENTURE TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE."

      (4) Dutch Legend. Each Note shall bear a legend in substantially the following form:

            "THIS NOTE MAY NOT BE OFFERED, SOLD, TRANSFERRED OR DELIVERED IN OR FROM THE NETHERLANDS, DIRECTLY OR INDIRECTLY, AS PART OF THEIR INITIAL DISTRIBUTION OR AT ANY TIME THEREAFTER, DIRECTLY OR INDIRECTLY, IN OR FROM THE NETHERLANDS, OTHER THAN TO INDIVIDUALS OR LEGAL ENTITIES WHICH INCLUDE, BUT ARE NOT LIMITED TO, BANKS, BROKERS, DEALERS, INSTITUTIONAL INVESTORS AND UNDERTAKINGS WITH A TREASURY DEPARTMENT, WHO OR WHICH TRADE OR INVEST IN SECURITIES IN THE CONDUCT OF A BUSINESS OR PROFESSION."

(l) Cancellation. At such time as all Book-Entry Interests have been exchanged for Definitive Registered Notes or all Global Notes have been redeemed or repurchased, the Global Notes shall be returned to the Registrar for cancellation in accordance with Section 2.11 hereof.

(m)   General Provisions Relating to All Transfers and Exchanges.

      (1) To permit registration of transfers and exchanges, the Issuer shall execute and the Registrar shall authenticate Global Notes and Definitive Registered Notes upon the Issuer's order.

      (2) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any taxes, duties or governmental charge payable in connection therewith (other than any such taxes, duties or governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 4.10, 4.15 and 9.04 hereof).

      (3) All Global Notes and Definitive Registered Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Registered Notes shall be the valid obligations of the Issuer and the Guarantors, evidencing the same debt and entitled to the same benefits under this Indenture, as the Global Notes or

            Definitive Registered Notes surrendered upon such registration of transfer or exchange.

      (4) The Issuer shall not be required to register the transfer of or, to exchange, Definitive Registered Notes during (i) a period beginning at the opening of business 15 calendar days before any redemption date and ending at the close of business on the redemption date,
            (ii) a period beginning at the opening of business 15 calendar days immediately prior to the date fixed for selection of Notes to be redeemed in part, and ending at the close of business on the date on which such Notes are selected, (iii) a period beginning at the opening of business 15 calendar days before any record date with respect to any Regular Interest Payment Date, and ending on the close of business on any such record date; or (iv) which the holder has tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Sale Offer.

      (5)   The   Trustee   shall  authenticate  Global  Notes  and  Definitive
            Registered Notes in accordance with the provisions of Section 2.02 hereof.

SECTION 2.07 Replacement Notes.

If a mutilated Note is surrendered to a Paying Agent, the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note in such form as the Notes mutilated, lost, destroyed or wrongfully taken if, in the case of a lost, destroyed or wrongfully taken Note, the Holder of such Note furnishes to the Issuer, the Paying Agent, the Registrar and/or the Trustee, as applicable, evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note. If required by the Issuer, the Paying Agent, the Registrar or the Trustee, an indemnity bond shall be posted, sufficient in the judgment of each to protect the Issuer, the Paying Agent, the Registrar and the Trustee from any loss that any of them may suffer if such Note is replaced. The Issuer may charge such Holder for the Issuer's exceptional out-of-pocket expenses in replacing such Note, and the Paying Agent, the Registrar and the Trustee may charge the Issuer for their expenses in replacing such Note. Every replacement Note shall constitute an additional obligation of the Issuer. If, after the delivery of such replacement Note, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment or registration such original Note, the Trustee shall be entitled to recover such replacement Note from the Person to whom it was delivered or any Person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefore to the extent of any loss, damage, cost or expense incurred by the Issuer, the Trustee, any Agent and any authenticating agent in connection therewith.

SECTION 2.08 Outstanding Notes

The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (i) those cancelled by it; (ii) those delivered to it for cancellation; (iii) to the extent set forth in Section 8.02 on or after the date on which the conditions set forth in Section 8.04 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee or the Registrar hereunder; (iv) Notes in respect of which the Issuer and the Guarantors have been fully discharged for the payment of principal, premium, interest and Additional Amounts; and (v) those Notes described in this Section
2.08 as not outstanding. Subject to Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee and the Registrar receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuer.

If the principal amount of any Note is considered to be paid under Section 4.01, it ceases to be outstanding and interest thereon shall cease to accrue.

If one or more Paying Agents hold, in their capacity as such, on the maturity date or on any redemption date, money sufficient to pay all principal, premium and accrued interest with respect to the outstanding Notes payable on that date and are not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09 Treasury Notes

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any Guarantor, or by any Affiliate of them, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuer, a Guarantor or an Affiliate of any of them.

SECTION 2.10 Temporary Notes

Until definitive Notes are prepared and ready for delivery, the Issuer may prepare, and the Trustee shall authenticate, temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare, and the Trustee shall authenticate, definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.11 Cancellation

The Issuer at any time may deliver Notes to the Trustee or the Registrar for cancellation. Each Paying Agent shall forward to the Trustee or the Registrar any Definitive Registered Notes surrendered to it for registration of transfer or exchange, or payment, redemption or purchase. The Common Depositary shall cause all Global Notes to be delivered to the Trustee for cancellation under the circumstances set forth in Section 2.06(l). The Trustee or the Registrar shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement, cancellation or purchase and shall dispose of cancelled Notes in accordance with its policy of disposal, unless the Issuer directs the Trustee or the Registrar to return such Notes to the Issuer, and, if so disposed, shall deliver a certificate of disposition thereof to the Issuer. The Issuer may not reissue or resell, or issue new Notes to replace, Notes that the Issuer has redeemed, paid, purchased or converted, or that have been delivered to the Trustee or the Registrar for cancellation.

SECTION 2.12 Defaulted Interest

If the Issuer defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13 Common Code and ISIN Number

The Issuer in issuing the Notes may use a "Common Code" number or an "ISIN" number, and if so, such Common Code and/or ISIN number shall be included in notices of redemption or purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the Common Code and/or ISIN number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer will promptly notify the Trustee and each Agent of any change in the Common Code and/or ISIN number.

SECTION 2.14 Deposit of Moneys

Prior to 10:00 am (London time), on each Regular Interest Payment Date, the Maturity Date and each payment date relating to an Asset Sale Offer or a Change of Control Offer, and on the Business Day immediately following any acceleration of the Notes pursuant to Section 6.02, the Issuer shall deposit with the Principal Paying Agent in immediately available funds money (in euros) sufficient to make cash payments, if any, due on such Regular Interest Payment Date, Maturity Date, payment date or Business Day, as the case may be. Subject to receipt of such funds by such time, the Principal Paying Agent and each Paying Agent shall remit such payment in a timely manner to the Holders on such Regular Interest Payment Date, Maturity Date or Business Day, as the case may be, to the Persons and in the manner set forth in paragraph 2 of the Notes.

SECTION 2.15 Holders to Be Treated as Owners; Payments of Interest.

The Issuer, the Paying Agents, the Registrar, the Trustee, the Security Agent and any agent of the Issuer, any Paying Agent, the Registrar, the Security Agent or the Trustee may deem and treat the Holder of a Note as the absolute owner of such Note for the purpose of receiving payment of or on account of the principal, premium or interest on such Note and for all other purposes; and neither the Issuer, any Paying Agent, the Registrar, the Trustee, the Security Agent nor any agent of the Issuer, any Paying Agent, the Registrar, the Security Agent or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effective to satisfy and discharge the liability for moneys payable upon any Note.

SECTION 2.16 Further Issues.

Subject to compliance with Section 4.09 hereof, the Issuer may from time to time issue further Notes (the "Additional Notes") ranking pari passu with Notes and with the same terms as to status, redemption and otherwise as such Notes (save for payment of interest accruing prior to the issue date of such Additional Notes or for the first payment of interest following the issue date of such Additional Notes). The Additional Notes and the Initial Notes will be consolidated and treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions, and offers to purchase.

                                   ARTICLE 3

                           REDEMPTION AND PREPAYMENT

SECTION 3.01 Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth:

(1) the clause of this Indenture pursuant to which the redemption shall occur;

(2)   the redemption date;

(3)   the principal amount of Notes to be redeemed; and

(4)   the redemption price.

SECTION 3.02 Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption on a pro rata basis unless otherwise required by law or applicable stock exchange requirements.

No Notes of [e]1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder of Notes upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

For Notes which are represented by global certificates held on behalf of Euroclear or Clearstream Banking, notices may be given by delivery of the relevant notices to Euroclear or Clearstream Banking for communication to entitled account holders in substitution for the aforesaid publication. So long as any Notes are listed on the Luxembourg Stock Exchange and its rules so require, any such notice to the holders of the relevant Notes shall also be published in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort) and, in connection with any redemption, the Issuer will notify the Luxembourg Stock Exchange of any change in the principal amount of Notes outstanding.

SECTION 3.03 Notice of Redemption.

Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuer will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 13 hereof.

The notice will identify the Notes to be redeemed and will state:

      (1)   the redemption date;

      (2)   the redemption price;

      (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

      (4)   the name and address of the Paying Agent;

      (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

      (6) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

      (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

      (8) that no representation is made as to the correctness or accuracy of the ISIN or CUSIP number, if any, listed in such notice or printed on the Notes.

At the Issuer's request, the Trustee will give the notice of redemption in the Issuer's name and at its expense; provided, however, that the Issuer has delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05 Deposit of Redemption or Purchase Price.

One Business Day prior to the redemption or purchase date, the Issuer will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related Regular Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuer will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

SECTION 3.07 Optional Redemption.

(a) At any time prior to February 1, 2007, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under this Indenture at a redemption price of 108.500% of the principal amount thereof, plus accrued and unpaid interest, to the redemption date, with the net cash proceeds of one or more Public Equity Offerings of the Company effected after the Issue Date; provided that:

      (1) at least 65% of the aggregate principal amount of the Notes originally issued under this Indenture (excluding Notes held by the Issuer, the Company and its Subsidiaries) remains outstanding immediately after the occurrence of any such redemption of Notes;

      (2) the redemption occurs within 60 days of the date of the closing of such Public Equity Offering.

(b) Except pursuant to the preceding paragraph, the Notes will not be redeemable at the Issuer's option prior to February 1, 2008.

(c) On or after February 1, 2008, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 1, of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant Regular Interest Payment Date:

                        REDEMPTION
     YEAR                 PRICE
2008....................104.250%
2009....................102.833%
2010....................101.416%
2011 and thereafter.....100.000%

      Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.08 Mandatory Redemption.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.09 Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.10 hereof, the Issuer is required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it will follow the procedures specified below.

The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than three Business Days after the termination of the Offer Period (the "Purchase Date"), the Issuer will apply all Excess Proceeds (the "Offer Amount") to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related Regular Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Issuer will send, by first class mail, a notice to the Trustee and each of the Holders. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

      (1)   that the Asset Sale Offer is being  made  pursuant  to this Section
            3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

      (2)   the Offer Amount, the purchase price and the Purchase Date;

      (3) that any Note not tendered or accepted for payment will continue to accrue interest;

      (4) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

      (5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of [e]1,000 only;

      (6) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes completed, or transfer by book-entry transfer, to the Issuer, a depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

      (7) that Holders will be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

      (8) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Issuer will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of [e]1,000, or integral multiples thereof, will be purchased); and

      (9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section
3.09. The Issuer, the depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, and the Issuer will promptly issue a new Note, and the Trustee, upon written request from the Issuer, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer will publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.10 Redemption for Changes in Withholding Tax.

The Issuer may redeem the Notes, in whole but not in part, at its discretion at any time upon giving not less than 30 nor more than 60 days' prior notice to the Holders (which notice will be irrevocable and given in accordance Section 14.02), at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest, to the date fixed by the Issuer for redemption (a "Tax Redemption Date") and all Additional Amounts (if any) then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (and in the case of Definitive Registered Notes, subject to the right of holders on the relevant record date to receive interest due on the relevant Regular Interest Payment Date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of the Notes, the Issuer or successor entity has or would be required to pay Additional Amounts, and the Issuer or successor entity cannot avoid any such payment obligation taking reasonable measures available, as a result of:

      (1) any change in, or amendment to, the laws or treaties (or any regulations, or rulings promulgated thereunder) of the Relevant Taxing Jurisdiction affecting taxation after the date hereof (or, if the Relevant Taxing Jurisdiction has changed since the date hereof, the date on which the then current Relevant Taxing Jurisdiction became the applicable Relevant Taxing Jurisdiction) under this Indenture; or

      (2) any change in, or amendment to, the existing official position or the introduction of an official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction or a change in published practice), after the date hereof (or, if the Relevant Taxing Jurisdiction has changed since the date hereof, the date on which the then current Relevant Taxing Jurisdiction became the applicable Relevant Taxing Jurisdiction under this Indenture).

The Issuer or successor entity will not give any such notice of redemption earlier than 90 days prior to the earliest date on which the Issuer would be obligated to make such payment or withholding if a payment in respect of the Notes were then due. Notwithstanding the foregoing, the Issuer may not redeem the Notes under this provision if the Relevant Taxing Jurisdiction changes under this Indenture and the Issuer is obligated to pay any Additional Amounts as a result of a change in, or an amendment to, the laws or treaties (or any regulations or rulings promulgated thereunder), or any change in or amendment to, any official position regarding the application, administration or interpretation of such laws, treaties, regulations or rules, of the then current Relevant Taxing Jurisdiction which, at the time such Relevant Taxing Jurisdiction became the applicable Relevant Taxing Jurisdiction under this Indenture, was publicly announced as formally proposed. Prior to the publication or, where relevant, mailing of any notice of redemption of the Notes pursuant to the foregoing, the Issuer will deliver to the Trustee an Opinion of Counsel, the choice of such counsel to be subject to the prior written approval of the Trustee (such approval not to be unreasonably withheld) to the effect that the Issuer or successor entity cannot avoid any obligation to pay Additional Amounts taking reasonable measures available and there has been such change or amendment which would entitle the Issuer successor entity to redeem the Notes hereunder. For the avoidance of doubt, the Issuer or successor entity shall not be entitled to redeem the Notes as a consequence of the adoption of the European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive.

                                   ARTICLE 4

                                   COVENANTS

SECTION 4.01 Payment of Notes.

The Issuer will pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 10:00 a.m. (London time) on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02 Maintenance of Office or Agency.

The Issuer will maintain the offices and agencies specified in clause 2.03 hereof. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

SECTION 4.03 Reports.

(a) So long as any Notes are outstanding, the Company will furnish to the Holders of Notes or cause the Trustee to furnish to the Holders of Notes:

      (1) with respect to each financial year of the Company, within 120 days after the end of the relevant financial year, information (A) substantially identical to that which would be required to be included in an Annual Report on Form 20-F under the U.S. Securities Exchange Act by a foreign private issuer, including a report on the Company's consolidated financial statements by the Company's certified independent accountants and a presentation of EBITDA of the Company derived from such financial statements (to the extent such measures and presentation (or variations thereof) would be permitted by the SEC and such presentation, if it would be required by the SEC to be modified or labeled otherwise in such filing, is so modified or labeled) and (B) to the extent not already provided under clause (A), required to be reported by the Company pursuant to the German Commercial Code (Handelsgesetzbuch) and the Luxembourg Stock Exchange;

      (2) within 60 days after the end of each of the first three financial quarters in each financial year of the Company, quarterly financial reports in the form of, and including the same items of information as, the Company's quarterly report for the nine months ended September 30, 2003, including a presentation of EBITDA of the Company derived from such financial statements (to the extent such measures and presentation (or variations thereof) would be permitted by the SEC in a quarterly report on Form 10-Q and such presentation, if it would be required by the SEC to be modified or labeled otherwise in such filing, is so modified or labeled); provided that the Company shall not be required to include any reconciliation of any line items to U.S. GAAP, together with the information in relation to the Company described in Item 5 of Form 20-F under the U.S. Securities Exchange Act (i.e., Management's Discussion and Analysis of Financial Condition and Results of Operations) with respect to such period;

      (3) promptly, from time to time after the occurrence of an event required to be reported therein, such other reports containing substantially the same information required by Form 6-K; and

      (4) such information as the Company is required to make publicly available under the requirements of the German Securities Trading Act (Wertpapierhandelsgesetz) and, if not so required, information with respect to any change in the independent accountants of the Company, and any resignation of a member of the Supervisory Board of the Company as a result of a disagreement with the Company, provided, however, that, save to the extent required by law, the reports set forth above shall not be required to (i) contain any certification required by the Sarbanes-Oxley Act, (ii) include any exhibits or (iii) contain quarterly reconciliations to U.S. GAAP.

      Notwithstanding the foregoing, the Company will not be required to provide any separate financial statements for any Subsidiary Guarantor or any Affiliate of the Company or any acquired business.

(b) The Company or the Issuer will also make available copies of all reports required by clauses (1) through (4) above (i) on the Company's website,
      (ii) to the newswire or other service of Bloomberg L.P. or, if Bloomberg L.P. does not then operate any such service, any similar agency and (iii) if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, at the specified office of the paying agent in Luxembourg.

(c) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Subsidiaries are Significant Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(d) In addition, for so long as any Notes remain outstanding and during any period during which they are not subject to Section 13 or 15(d) of the U.S. Exchange Act nor exempt therefrom pursuant to Rule 12g3-2(b), each of the Issuer and the Guarantors has agreed that it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the U.S. Securities Act.

(e) All reports made pursuant to this covenant shall be made in, or translated to, the English language.

SECTION 4.04 Compliance Certificate.

(a) The Company and the Issuer, jointly, shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Issuer, the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Issuer and the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the Security Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Security Documents and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or the Security Documents (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or
      Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05 Taxes.

The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06 Stay, Extension and Usury Laws.

The Issuer and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.07 Restricted Payments.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

      (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company, and other than pro rata dividends or other distributions by a Restricted Subsidiary that is not a Wholly-Owned Restricted Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

      (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company;

      (3) make any principal payment or purchase, redeem, defease or otherwise acquire or retire for value prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment (other than the purchase, repurchase or other acquisition of such Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or scheduled maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition) any Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries); or

      (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

            unless, at the time of and after  giving  effect to such Restricted
            Payment:

            (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

            (2) the Company could incur at least [e]1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09; and

            (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the date of this Indenture (excluding Restricted Payments permitted by clauses (2), (3) and (5) of the next succeeding paragraph), is less than the sum, without duplication, of:

                  (A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from January 1, 2004 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

                  (B) 100% of the aggregate net cash proceeds received by the Company since the date of this Indenture (but excluding, for the avoidance of doubt, the proceeds from the Rights Issue) as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus

                  (C)   an amount equal to the sum of:

                        (i) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of, or expiration or cancellation (in the case of Investments consisting of Guarantees or other contingent obligation) of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (including by way of dividends and distributions), in each case received by the Company or any Restricted Subsidiary, and

                        (ii) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's direct or indirect equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary;

                  provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

(b)   The provisions of Section 4.07(a) hereof will not prohibit:

      (1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

      (2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (4)(3)(B) of the preceding paragraph;

      (3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any
            Subsidiary Guarantor that is contractually subordinated to the Notes or to any Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

      (4) so long as no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director or employee of the Company or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders' agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed *500,000 in any twelve-month period;

      (5) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options; and

      (6) so long as no Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or a Subsidiary Guarantor issued on or after the date of this Indenture in accordance with the Fixed Charge Coverage Ratio test described in Section 4.09.

(c) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of the Company whose resolution with respect thereto will be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of international standing if the Fair Market Value exceeds $20.0 million.

SECTION 4.08 Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

      (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

      (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

      (3) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b) The restrictions of Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

      (1) agreements governing Existing Indebtedness, the Credit Facilities and the Intercreditor Agreement, in each case, as in effect on the date of this Indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture;

      (2) this Indenture, the Notes, the Guarantees, the Share Pledges and the Funding Loan Pledge;

      (3)   applicable law, rule, regulation or order;

      (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

      (5) security agreements or mortgages securing Indebtedness to the extent (a) such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages and (b) such Indebtedness was permitted to be incurred pursuant to
            Section  4.09  and  the  related Liens were permitted  pursuant  to
            Section 4.12;

      (6) customary restrictions on subletting, assignment or transfer of any property that is subject to a contract or license, of the assignment or transfer of any contract or license, in each case entered into in the ordinary course of business;

      (7) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

      (8)   any  agreement for the sale or other disposition  of  a  Restricted
            Subsidiary   that   restricts   distributions  by  that  Restricted
            Subsidiary pending the sale or other disposition;

      (9) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

      (10) Liens permitted to be incurred under the provisions of Section 4.12 that limit the right of the debtor to dispose of the assets subject to such Liens;

      (11) provisions limiting the disposition or distribution of assets or property (including Equity Interests in the entity subject to the relevant agreement) in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Company's or the Restricted Subsidiary's Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

      (12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

      (13) pursuant to an agreement or instrument (A) relating to any Indebtedness permitted to be incurred subsequent to the date of this Indenture pursuant to the provisions of Section 4.09 (i) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the holders of the Notes than the encumbrances and restrictions contained in the Senior Facilities, the security documents related thereto and the Intercreditor Agreement as in effect on the date of this Indenture, or (ii) if such encumbrances and restrictions is not materially more disadvantageous to the holders of the Notes than is customary in comparable financings and either (x) the Company determines that such encumbrance or restriction will not materially affect the Issuer's ability to make principal or interest payments on the Notes or (y) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness.

SECTION 4.09 Incurrence of Indebtedness and Issuance of Preferred Stock.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Indebtedness), and the Company will not issue any

      Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Indebtedness) or issue Disqualified Stock, and the Issuer may issue Additional Notes and the Guarantors may incur Indebtedness (including Acquired Indebtedness) or issue preferred stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.50 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b) The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Indebtedness"):

      (1) the incurrence by the Company and any Restricted Subsidiary of additional Indebtedness and letters of credit under Credit
            Facilities in an aggregate principal amount at any one time outstanding under this clause (1)(with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed *330 million less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries since the date of this Indenture to repay any term Indebtedness under any such Credit Facility or to repay any revolving credit Indebtedness under any such Credit Facility and effect a corresponding commitment reduction thereunder pursuant to Section 4.10 and less the aggregate amount of any commitment reduction, cancellation or repayment under any letter of credit under Term Loan B of the German Senior Facility;

      (2) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

      (3) the incurrence by the Issuer, the Company and the other Guarantors of Indebtedness represented by the Notes and the related Guarantees to be issued on the date of this Indenture;

      (4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed [e]10.0 million at any time outstanding;

      (5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness or Indebtedness represented by the

            Convertible Bonds) that was permitted by this Indenture to be incurred under the first paragraph of this covenant or clauses (2),
            (3), (4), (5) or (14) of this paragraph;

      (6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

            (1) if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Issuer, or the Guarantee, in the case of a Guarantor; and

            (2) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

      (7) the issuance by any of the Company's Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

            (1) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

            (2) any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause
                  (7);

      (8) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

      (9) the guarantee by the Company or any of the Subsidiary Guarantors of Indebtedness of the Company or a Subsidiary Guarantor of the Company that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

      (10) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, performance, bid and surety bonds in the ordinary course of business;

      (11) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

      (12) customer deposits and advance payments received from customers for goods purchased in the ordinary course of business;

      (13) Indebtedness constituting reimbursement obligations with respect to bank guarantees and VAT guarantees issued in the ordinary course of business; provided, however, that, upon demand being made under such reimbursement obligations, such demands are satisfied within 30 days of the date of such demand; and

      (14) (a) the incurrence by any Guarantor of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, not to exceed *20 million; (b) the incurrence by any Restricted Subsidiary which is not a Guarantor of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, not to exceed *30 million; and (c) the incurrence of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, not to exceed *25 million; provided however, that the aggregate principal amount (or accreted value, as applicable) of additional Indebtedness incurred pursuant to this clause (14) shall at no time exceed *50 million at any time outstanding.

(c) For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses
      (1) through (14) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under this Indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Indebtedness.

(d) The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued. For purposes of determining compliance with the euro denominated restriction on the incurrence of Indebtedness where Indebtedness incurred is denominated in a different currency, the amount of such Indebtedness will be the Euro Equivalent determined on the date of the incurrence of such Indebtedness. The principal amount of any Permitted Refinancing Indebtedness incurred will be the Euro Equivalent of the Indebtedness refinanced, except to the extent that the principal amount of the Permitted Refinancing Indebtedness exceeds the equivalent amount of the Indebtedness being refinanced, in which case the Euro Equivalent of such excess will be determined on the date such Permitted Refinancing Indebtedness is incurred. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

SECTION 4.10 Asset Sales.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

      (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

      (2) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

            (1) any liabilities, as shown on the Company's most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets and for which the Company or such Restricted Subsidiary has been validly released by all creditors in writing;

            (2) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days following the closing of such Asset Sale, to the extent of the cash received in that conversion; and

            (3)   any stock or assets of the kind referred to in clauses (2) or
                  (4) of the next paragraph of this covenant.

(b) Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds at its option:

      (1) to repay Senior Indebtedness or Indebtedness under the Senior Facilities of a Restricted Subsidiary that is not a Subsidiary Guarantor and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

      (2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company;

      (3)   to make a capital expenditure; or

      (4) to acquire other assets that are not classified as current assets under IFRS and that are used or useful in a Permitted Business,

      provided that if the Asset Sale was consummated by a Subsidiary Guarantor, in addition to the requirements set forth above, such Subsidiary Guarantor shall be required to:

      (1) to repay Senior Indebtedness or Indebtedness under the Senior Facilities of a Restricted Subsidiary that is not a Subsidiary Guarantor and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

      (2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Guarantor;

      (3) to make a capital expenditure for an asset to be owned by a Guarantor; or

      (4) to acquire other assets that are not classified as current assets under IFRS and that are used or useful in a Permitted Business and are otherwise owned by a Guarantor.

(c) Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(d) Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds *10.0 million, within five business days thereof, the Issuer will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(e) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such compliance.

SECTION 4.11 Transactions with Affiliates.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an "Affiliate Transaction"), unless:

      (1) the Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

      (2)   the Company delivers to the Trustee:

            (1) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of *5.0 million, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

            (2)   with  respect  to  any  Affiliate  Transaction  or  series of related Affiliate Transactions involving aggregate consideration in excess of *15.0 million, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of international standing.

(b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

      (1) the entering into, maintaining or performing of any employee contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any employee, officer or director heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, severance, retirement, savings of other similar plans, programs or arrangements; the payment of compensation, performance of indemnification or contribution obligations or any issuance, grant or award or stock options, other equity-related interests of other securities, to employees, officers or directors in the ordinary course of business; or the payment of fees to directors;

      (2) transactions between or among the Company and/or its Restricted Subsidiaries;

      (3) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, can designate one or more board members of, or otherwise controls, such Person;

      (4) payment of reasonable directors' fees to Persons who are not otherwise Affiliates of the Company;

      (5) any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;

      (6)   Restricted  Payments  that  do  not  violate the provisions of this
            Indenture   described  above  under  the  caption   "-   Restricted
            Payments;"

      (7) any customary tax sharing agreement or arrangement and payments pursuant thereto between or among the Company, the Issuer and any Restricted Subsidiaries not otherwise prohibited by this Indenture;

      (8) any agreement in effect on the date of this Indenture or any amendment thereto (so long as such amendment is not disadvantageous to the holders, in any material respect) or any transaction contemplated thereby; and

      (9) loans or advances to employees in the ordinary course of business not to exceed e2.0 million in the aggregate at any one time outstanding.

SECTION 4.12 Liens.

(a) The Company will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien (the "Initial Lien") of any kind (other than Permitted Liens) securing Indebtedness, Attributable Indebtedness or trade payables upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis (or, if the Indebtedness or Attributable Indebtedness to be secured by such Lien is subordinate or junior in right of payment to the Notes or any Guarantee, as applicable, in priority to) with the obligations so secured until such time as such obligations are no longer secured by a Lien.

(b) Any Lien created for the benefit of the holders of the Notes pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically released and discharged upon: (i) the release and discharge of the Initial Lien; (ii) with respect to any Restricted Subsidiary the assets of which, or the Capital Stock of which, are encumbered by such Lien, upon, (A) any sale, exchange or other disposition to a Person that is not an Affiliate of the Company of all of the Capital Stock of such Restricted Subsidiary held directly of indirectly by the Company of all or substantially all of the assets of such Restricted Subsidiary; provided that the Company applies the proceeds of such sale, exchange or other disposition is made in compliance with Section 4.10 or (B) the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of this Indenture; or (iii) upon the effectiveness of any legal defeasance of the Notes as specified in this Indenture.

SECTION 4.13 Issuer; Group Business Activities.

(a)   The Issuer will not engage in any activity, except any activity:

      (1) relating to the offering, sale, issuance and servicing of the Notes or other Indebtedness of the Issuer permitted under this Indenture or lending of the proceeds of the Notes or any such other Indebtedness to the Company;

      (2) undertaken with the purpose of, and directly related to, fulfilling its obligations under the Notes and this Indenture of such other Indebtedness, including the making of the Issuer Permitted Investments, or

      (3) directly related to the establishment and/or maintenance of the Issuer's corporate existence or to the maintenance in Luxembourg of a seat and place of management for legal and tax purposes.

(b)   The Issuer shall not:

      (1) issue any Capital Stock other than to the Company or SGL CARBON Beteiligung GmbH;

      (2) take any action which would cause it to no longer satisfy the requirements of an available exemption from the provisions of the U.S. Investment Company Act of 1940, as amended; or

      (3) make any Issuer Restricted Payment, incur any Lien (other than an Issuer Permitted Lien), or sell, lease, transfer or otherwise dispose of any interest in any asset other than pursuant to the Share Pledges and the Funding Loan Pledge and as expressly permitted under this Indenture.

(c) The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

SECTION 4.14 Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(a) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

(b) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.15 Offer to Repurchase Upon Change of Control.

(a) If a Change of Control occurs, each Holder of Notes will have the right to require the Issuer to repurchase all or any part (equal to [e]1,000 or an integral multiple of [e]1,000) of that holder's Notes pursuant to a change of control offer (a "Change of Control Offer"). In the Change of Control Offer, the Issuer will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, on the Notes repurchased to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Regular Interest Payment Date. Within 30 days following any Change of Control, the Issuer will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice.

(b) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such compliance.

(c) On the Change of Control Payment Date, the Issuer will, to the extent lawful:

      (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

      (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

      (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

(d) The paying agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(e) Prior to complying with any of the provisions of this Section 4.15, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repayment of the Funding Loan and repurchase of Notes required by this Section 4.15.

(f) The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 of this Indenture, unless and until there is a default in payment of the applicable redemption price.

SECTION 4.16 No Layering of Indebtedness.

(a) The Issuer will not incur any Indebtedness (including Permitted Indebtedness) that is contractually subordinated in right of payment to any other Indebtedness of the Issuer unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of Issuer solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

(b) No Guarantor (including, without limitation, the Company) will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to the Senior Indebtedness of such Guarantor and senior in right of payment to such Guarantor's Guarantee. No such Indebtedness will be considered to be senior by virtue of being secured on a first or junior priority basis.

SECTION 4.17 Limitation on Sale and Leaseback Transactions.

The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Subsidiary Guarantor may enter into a sale and leaseback transaction if:

(a) The Company or that Subsidiary Guarantor, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in Section 4.09(a) and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.12 hereof;

(b) the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value, as determined in good faith by the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and

(c) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company or the applicable Subsidiary Guarantor applies the proceeds of such transaction in compliance with, Section 4.10 hereof.

SECTION 4.18 Limitation on Issuances and Sales of Equity Interests in
             Wholly-Owned Restricted Subsidiaries.

(a)   The Company:

      (1) will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any Equity Interests of any Restricted Subsidiary to any Person (other than to the Company or a Wholly-Owned Restricted Subsidiary); and

      (2) will not permit any Restricted Subsidiary to issue any of its Equity Interests (other than, if necessary, shares of its Equity Interests constituting directors' or other legally required qualifying shares) to any Person (other than to the Company or a Wholly-Owned Restricted Subsidiary);

      in each case, unless such issuance, sale or disposition is effected in compliance with Section 4.10 and

            (1) immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary remains a Restricted Subsidiary; or

            (2) immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto is treated as a new Investment by the Company and such Investment would be permitted to be made pursuant to Section 4.07 if made on the date of such issuance, sale or other disposition, provided that, in no event shall the Company permit the Issuer to issue any of its Equity Interests (other than, if necessary, shares of its Equity Interests constituting directors' or other legally required qualifying shares) to any Person other than to the Company or SGL CARBON Beteiligung GmbH.

SECTION 4.19 Subsidiary Guarantees of Indebtedness.

(a) The Company will not permit any of its Restricted Subsidiaries that is a Significant Subsidiary, directly or indirectly, to guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company (other than Guarantees provided for the benefit of Credit Facilities constituting Senior Indebtedness in existence on or prior to the date of this Indenture) unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee will be senior to or pari passu with such Restricted Subsidiary's Guarantee of or pledge to secure such other Indebtedness unless such other Indebtedness is Senior Indebtedness, in which case the Guarantee of the Notes may be subordinated to the Guarantee of such Senior Indebtedness to the same extent as the Notes are subordinated to such Senior Indebtedness; provided that the Company shall not be obligated to cause such Restricted Subsidiary to Guarantee the Notes to the extent that such Guarantee could be reasonably be expected to give rise to or result in (now or in the future):

      (1) any violation of applicable law that cannot be avoided or otherwise prevented through measures reasonably available to the Company or such Restricted Subsidiary;

      (2) any liability for the officers, directors or shareholders of such Restricted Subsidiary; or

      (3) any cost, expense, liability or obligations (including any tax) other that reasonable out of pocket expenses and other than reasonable governmental or regulatory filing fees.

(b) If (A) a Subsidiary Guarantor sells, leases, conveys or otherwise disposes of any assets (other than inventory, raw materials, supplies and intellectual property and know-how in the ordinary course of business) or rights (other than cash or Cash Equivalents), or issues or sells Equity Interests in any of the Company's Restricted Subsidiaries (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) to a Restricted Subsidiary that is not a Subsidiary Guarantor in one or a series of related transactions and (B) the book value of all assets, rights or Equity Interests so sold, leased, conveyed, otherwise disposed or issued measured on an aggregate basis from the date of the last quarterly balance sheet date prior to the date of this Indenture exceeds 5% of the Subsidiary Guarantors' consolidated assets (net of goodwill) measured as of the date of the Subsidiary Guarantors' latest balance sheet prior to the date of such sale, lease, conveyance, disposal or issuance, then the Company shall cause:

      (1) one or more non-Guarantor Restricted Subsidiaries to simultaneously execute and deliver a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiaries such that, after giving effect to the new Subsidiary Guarantees, the Subsidiary Guarantors' consolidated assets (net of goodwill) exceeds the Subsidiary Guarantors' consolidated assets (net of goodwill) immediately prior to the disposition giving rise to the new Subsidiary Guarantee or Guarantees; and

      (2) the direct parent company or companies of such non-Guarantor Restricted Subsidiary to simultaneously execute and deliver a share pledge, on terms substantially similar to the Share Pledges, granting a second-ranking pledge of the Capital Stock of such non-Guarantor Restricted Subsidiary to the Security Agent for the benefit of the Trustee and the holders of the Notes.

SECTION 4.20 Payments for Consent.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.21 Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted pursuant to Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date pursuant to Section 4.09, the Company will be in default of such covenant.

SECTION 4.22 Additional Amounts.

(a) All payments made by the Issuer under or with respect to the Notes (whether or not in the form of Definitive Registered Notes) or any of the Guarantors on its Guarantee will be made free of and without withholding or deduction for, or on account of, any present or future taxes imposed or levied by or on behalf of any jurisdiction in which the Issuer or any Guarantor (including any successor entity), is then incorporated, engaged in business or resident for tax purposes or any political subdivision thereof or therein or any jurisdiction by or through which payment is made (each, a "Relevant Taxing Jurisdiction"), unless the withholding or deduction of such taxes is then required by law. If any deduction or withholding for, or on account of, any taxes of any Relevant Taxing Jurisdiction is required to be made from any payments made by the Issuer under or with respect to the Notes or any of the Guarantors with respect to any Guarantee, including payments of principal, redemption price, purchase price, interest or premium, the Issuer or the relevant Guarantor, as applicable, will pay such additional amounts (the "Additional Amounts") as may be necessary in order that the net amounts received in respect of such payments by each holder (including Additional Amounts) after such withholding, deduction or imposition will equal the respective amounts which would have been received in respect of such payments in the absence of such required withholding, deduction or imposition; provided, however, that no Additional Amounts will be payable with respect to:

      (1) any payments on a Note in respect of taxes which would not have been imposed but for the holder or the beneficial owner of the Notes being a citizen or resident or national of, incorporated in or carrying on a business, in the Relevant Taxing Jurisdiction (other than by the mere holding of such Note or enforcement of rights thereunder or the receipt of payments in respect thereof or any other connection with respect to the Notes);

      (2) any taxes that are imposed or withheld as a result of the failure of the holder of the Note or beneficial owner of the Notes to comply with any request, made to that holder at least 90 days before any such withholding or deduction would be payable, by the Issuer or any of the Guarantors to provide timely or accurate information concerning the nationality, residence or identity of such holder or beneficial owner or to make any valid or timely declaration or similar claim or satisfy any information or reporting requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such taxes;

      (3) any Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the holder (except to the extent that the holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30 day period);

      (4) any tax which is payable otherwise than by deduction or withholding from payments made under or with respect to the Notes;

      (5) any taxes imposed on or with respect to any payment to a holder that is a fiduciary or partnership or Person other than the sole beneficial owner of such payment to the extent that the taxes would not have been imposed on such payment had such holder been the sole beneficial owner of such Notes;

      (6) any estate, inheritance, gift, sale, transfer, personal property or similar tax or assessment;

      (7) any withholding or deduction imposed on a payment to an individual which is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive;

      (8) any Note presented for payment by or on behalf of a Holder of Notes who would have been able to avoid such withholding or deduction by presenting the relevant Note to another paying agent in a member state of the European Union; or

      (9)   any combination of items (1) through (8) above.

      Such Additional Amounts will also not be payable where, had the beneficial owner of the Note been the holder of the Note, it would not have been entitled to payment of Additional Amounts by reason of clauses
      (1) through (9) inclusive above.

(b) The Issuer and the Guarantors will also pay any present or future stamp, transfer, court or documentary taxes, or any other excise or property taxes, charges or similar levies or taxes which are levied by any Relevant Taxing Jurisdiction in respect of the execution, issue or delivery of the Notes or any other document or instrument referred to therein or on the enforcement of any payments with respect to the Notes or the Guarantees.

(c) If the Issuer or any Guarantor, as the case may be, will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes or any Guarantee, the Issuer or the relevant Guarantor, as the case may be, will deliver to the Trustee on a date which is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Issuer or the relevant Guarantor shall notify the Trustee promptly thereafter) an Officers' Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officers' Certificate must also set forth any other information reasonably necessary to enable the paying agents to pay Additional Amounts to holders on the relevant payment date. The Issuer or the relevant Guarantor will provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts.

(d) The Issuer or the relevant Guarantor will make all required withholdings and deductions and will remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Issuer or the relevant Guarantor will use its reasonable efforts to obtain copies of tax receipts from each tax authority in the Relevant Taxing Jurisdictions evidencing the payment of any taxes so deducted or withheld. Upon written request, the Issuer or the relevant Guarantor will furnish to the holders, within a reasonable time period, copies of tax receipts evidencing payment by the Issuer or a Guarantor, as the case may be, in such form as provided in the normal course by the taxing authority imposing such taxes and is reasonably available to the Issuer or the Guarantors or if, notwithstanding such entity's efforts to obtain receipts, receipts are not obtained, other evidence of payments by such entity.

(e) In the event that either the Issuer or the relevant Guarantor has become, or would be, obliged to pay on the next date on which any amount would be payable under or with respect to the Notes, any Additional Amounts as a result of certain changes affecting the laws relating to withholding or deduction of taxes, the Issuer may redeem all, but not less than all, the Notes in accordance with Section 3.10.

(f) Whenever in this Indenture there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or of any other amount payable under, or with respect to, any of the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

SECTION 4.23 Convertible Bonds.

(a) The Company will not incur or otherwise issue any Convertible Bonds after the Issue Date. The Company will not create or permit to subsist (i) any guarantee of the Convertible Bonds or (ii) Lien to secure the Convertible Bonds or the guarantees thereof unless the Notes are guaranteed and benefit from a Lien, in each case, on a pro rata and pari passu basis and otherwise on the terms of and subject to the Convertible Trust Deed. The Company will commence an offer to repurchase the Convertible Bonds as soon as practicable following the Issue Date.

(b) Each Holder of Notes, by its acceptance thereof, acknowledges that the Convertible Trustee (for the benefit of the holders of the Convertible Bonds) will benefit from pro rata and pari passu security over the assets that secure the Notes and the Guarantees on the terms, and subject to the conditions, set out in the Convertible Trust Deed. Each Holder of the Notes, by its acceptance thereof, consents and agrees to the terms of the Convertible Trust Deed and authorizes and directs The Bank of New York to enter into the Convertible Trust Deed and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith.

                                   ARTICLE 5

                                  SUCCESSORS

SECTION 5.01 Merger, Consolidation, or Sale of Assets.

(a) The Company will not, directly or indirectly: (1) consolidate or merge with or into another Person or split (including, but not limited to, any merger (Verschmelzung) or splitting (Spaltung) within the meaning of the German Transformation Act (UmwG)) (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to another Person, in each case in one or more related transactions, unless:

      (1) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized and existing under the laws of (1) England and Wales, (2) the United States, any State of the United States or the District of Columbia or (3) any country that is a member of the European Union;

      (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, this Indenture, the Intercreditor Agreement and the Security Documents pursuant to agreements reasonably satisfactory to the Trustee;

      (3) immediately after such transaction, no Default or Event of Default exists; and

      (4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made could, on the date of such transaction after giving pro forma effect thereto and any related financing transactions, incur at least *1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09.

      In addition, the Company will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

(b) No Subsidiary Guarantors will, directly or indirectly: (1) consolidate or merge with or into another Person or split (including, but not limited to, any merger (Verschmelzung) or splitting (Spaltung) within the meaning of the German Transformation Act (UmwG)) (whether or not such Subsidiary Guarantor is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of such Subsidiary Guarantor taken as a whole to another Person (other than the Company or another Subsidiary Guarantor), in each case in one or more related transactions, unless:

      (1) either: (a) such Subsidiary Guarantor is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized and existing under the laws of (1) England and Wales, (2) the United States, any State of the United States or the District of Columbia or (3) any country that is a member of the European Union;

      (2) the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of such Subsidiary Guarantor under its Guarantee, this Indenture, the Intercreditor Agreement and the Security Documents, pursuant to agreements reasonably satisfactory to the Trustee; and

      (3) immediately after such transaction, no Default or Event of Default exists.

(c)   This Section 5.01 will not apply to:

      (1) a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction;

      (2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and Subsidiary Guarantors;

      (3) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the non-Guarantor Restricted Subsidiaries; or

      (4) with respect to the provisions set forth in Section 5.01(b) any transactions which constitutes an Asset Sale if provisions of
            Section 4.10 have been complied with.

SECTION 5.02 Successor Corporation Substituted.

(a) Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01(a) hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture, the Notes, the Intercreditor Agreement and the Security Documents referring to the "Company" shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture, the Notes, the Intercreditor Agreement and the Security Documents with the same effect as if such successor Person had been named as the Company herein and therein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal, interest or Additional Amounts on the Notes except in the case of a sale of all of the Company's assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01(a) hereof.

(b) Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of any of the Subsidiary Guarantors a transaction that is subject to, and that complies with the provisions of, Section 5.01(b) hereof, the successor Person formed by such consolidation or into or with which the relevant Subsidiary Guarantors is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture, the Guarantees, the Intercreditor Agreement and the Security Documents referring to the relevant "Subsidiary Guarantor" shall refer instead to the successor Person and not to the relevant Subsidiary Guarantor), and may exercise every right and power of the relevant
      Subsidiary Guarantor under this Indenture, the Guarantees, the Intercreditor Agreement and the Security Documents with the same effect as if such successor Person had been named as the Subsidiary Guarantor herein and therein; provided, however, that the predecessor Subsidiary Guarantor shall not be relieved from the obligation to pay the principal, interest and Additional Amounts on the Notes pursuant to its Guarantee except in the case of a release of the Subsidiary Guarantee that complies with the provisions of Section 11.05 hereof.

                                   ARTICLE 6

                             DEFAULTS AND REMEDIES

SECTION 6.01 Events of Default.

Each of the following is an "Event of Default":

      (1) default for 30 days in the payment when due of interest on, or with respect to, the Notes;

      (2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

      (3) failure by the Issuer, the Company or any of its Restricted Subsidiaries to comply with the provisions or any of its Restricted Subsidiaries to comply with the provisions of Sections 4.10, 4.15 or 5.01 hereof;

      (4) failure by the Issuer, the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture, the Security Documents or, to the extent the Convertible Bonds remain outstanding, the Intercreditor Agreement or the Convertible Trust Deed (but only with respect of Defaults related to, caused by, or arising in respect of the Convertible Bonds);

      (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer, the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer, the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

            (1) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

            (2) results in the acceleration of such Indebtedness prior to its express maturity,

      and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment

      Default or the maturity of which has been so accelerated, aggregates [e]10.0 million or more;

      (6) failure by the Issuer, the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of [e]10.0 million, which judgments are not paid, discharged, fully covered by insurance or stayed for a period of 60 days;

      (7) the security interests under any of the Share Pledges or the Funding Loan Pledge shall, at any time, other than in accordance with its terms, cease to be in full force and effect for any reason other than the satisfaction in full of all obligations under this Indenture and discharge of this Indenture or any security interest created hereunder or under any of the Share Pledges or Funding Loan Pledge shall be declared invalid or unenforceable or the Company, the Issuer or any Affiliate of the Company shall assert, in any pleading in any court of competent jurisdiction that any such security interest is invalid or unenforceable;

      (8) except as permitted by this Indenture, any Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Guarantee;

      (9) the Issuer, the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary, any Guarantor or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (A)   commences a voluntary case;

                  (B) consents to the entry of an order for relief against it in an involuntary case;

                  (C) consents to the appointment of a custodian of it or for all or substantially all of its property;

                  (D) makes a general assignment for the benefit of its creditors; or

                  (E) generally is not paying its debts as they become due, is unable or admits inability to pay its debts as they fall due or suspends making payments on any of its debts, including, without limitation, with respect to any company incorporated under the laws of Germany (a "German Relevant Company") is unable to pay its debts as they fall due (Zahlungsunf{a"}higkeit) or is over indebted ({u"}berschuldet) or makes a general assignment for the benefit of or a composition with its creditors or, for any of the reasons set out in
                        Sections 17-19 of the German Insolvenzordnung, any German Relevant Company files for insolvency (Antrag auf Er{o"}ffnung eines Insolvenzverfahrens) or the board of directors (Gesch{a"}ftsf{u"}hrung) of any German Relevant Company is required by law to file for insolvency or the competent court takes any of the actions set out in Section 21 of the German Insolvenzordnung or institutes insolvency proceedings against any German Relevant Company (Er{o"}ffnung des Insolvenzverfahrens) or any event occurs with respect to any other Relevant Company which, under the laws of any jurisdiction to which it is subject or in which it has assets, has a similar or analogous effect; and

      (10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Issuer, the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

                  (B) appoints a custodian of the Issuer, the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

                  (C) orders the liquidation of the Issuer, the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

      and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.02 Acceleration.

In  the case of an Event of Default specified in clause (9) or (10) of  Section
6.01 hereof, with respect to the Issuer, the Company, any Guarantor, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

Upon any such declaration, the Notes shall become due and payable immediately.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

SECTION 6.03 Other Remedies.

Subject to the Intercreditor Agreement, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes, the Guarantees, this Indenture or the Security Documents.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04 Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05 Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability or expenses; provided that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with any such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06 Limitation on Suits.

Except to enforce the right to receive payment of principal, interest, premium or Additional Amounts, if any, when due, a Holder may pursue a remedy with respect to this Indenture, the Notes, the Guarantees and the Security Documents only if:

      (1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

      (2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

      (3) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

      (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

      (5) during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request;

and, in any case, subject always to the Intercreditor Agreement.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07 Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture or the Intercreditor Agreement, the right of any Holder of a Note to receive payment of principal, premium, interest and Additional Amounts on the Note, on or after the respective due dates expressed in the Note and the Indenture (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

SECTION 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer and/or any Guarantor for the whole amount of principal, premium, interest and Additional Amounts remaining unpaid on, the Notes and the Guarantees, and interest on overdue principal and, to the extent lawful, interest and Additional Amounts, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents and take such actions as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10 Priorities.

Subject to the Intercreditor Agreement, if the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

   First:   to  the Trustee, its agents and attorneys  for  amounts  due  under
            Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

   Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

   Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10. At least 15 days before such record date, the Issuer shall mail to each Holder of a Note and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This
Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

                                   ARTICLE 7

                                    TRUSTEE

SECTION 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

(b)   Except during the continuance of an Event of Default:

      (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

      (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

      (1)   this paragraph does not  limit  the effect of paragraph (b) of this
            Section 7.01;

      (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

      (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.04 or 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
      (a), (b), and (c) of this Section 7.01.

(e) No provision of this Indenture will require the Trustee or any Note Security Agent to expend or risk its own funds or incur any liability. Neither the Trustee nor any Note Security Agent will be under any obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder or Holders, as the case may be, has offered to the Trustee or such Note Security Agent, as applicable, security and indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) The Paying Agent shall be entitled to the same rights as the Trustee as specified in Sections 7.01(e), 7.01(f), 7.02, 7.03 and 7.07 of this Indenture.

SECTION 7.02 Rights of Trustee.

(a)   The Trustee may conclusively rely upon any document believed  by it to be
      genuine  and to have been signed or presented by the proper Person.   The
      Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against the loss, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be bound to make any investigation into the factor or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, direction order, approval, bond, debenture, note, other evidence of indebtedness or other paper or document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company or any Guarantor, personally or by agent or attorney at the sole expense of the Company any shall incur no liability of any kind by reason of such inquiry or investigation.

(h) Except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance of the Issuer or any Guarantor with respect to the covenants contained in Article 4.

(i)   Delivery  of  reports,  information  and  documents  to the Trustee under
      Section 4.03 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained herein or determinable form information contained therein, including the Company's compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

(j) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(k) Neither the Trustee nor any clearing house through which the Notes are traded shall have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance, with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this indenture or under applicable law or regulation with respect of any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Note.

(l) If any Guarantor is substituted to make payments on behalf of the Issuer pursuant to Article 11, the Issuer and the relevant Guarantor shall promptly notify the Trustee and any clearing house through which the Notes are traded of such substitution.

(m) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(n) The Trustee may request that the Company deliver any Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(o) The Trustee and the Holders shall be joint creditors for all claims and/or similar rights arising out of or in connection with this Indenture and the Trustee shall be entitled to claim and sue for all amounts due in connection herewith on behalf of itself and the Holders of the Notes, in any such case subject to the provisions of this Article 7.

SECTION 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as it is defined in TIA {section} 310) it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10 hereof.

SECTION 7.04 Trustee's Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or any Guarantee, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06 Reports by Trustee to Holders of the Notes.

(a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that would comply with TIA {section} 313(a) as if this Indenture were required to be qualified under the TIA (but if no event described in TIA {section} 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA {section} 313(b)(2) as if this Indenture were required to be qualified under the TIA. The Trustee will also transmit by mail all reports as required by TIA {section} 313(c) as if this Indenture were required to be qualified under the TIA.

(b) A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and each stock exchange on which the Notes are listed in accordance with TIA {section} 313(d) as if this Indenture were required to be qualified under the TIA. The Company will promptly notify the Trustee when the Notes are listed on any stock exchange or any delisting thereof.

SECTION 7.07 Compensation and Indemnity.

(a) The Issuer and each of the Guarantors, jointly and severally, will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee's agents, counsel, accountants and experts.

(b) The Issuer and each of the Guarantors, jointly and severally, will indemnify the Trustee and the Paying Agents and their respective officers, directors, agents and employees for, and hold harmless each of them against any and all losses, liabilities or expenses, including reasonable attorneys fees, incurred by them arising out of or in connection with the acceptance or administration of the duties of the Trustee or Paying Agents under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer and the Guarantors (including this Section 7.07) and defending against or investigating any claim (whether asserted by the Issuer, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of the rights, powers or duties of the Trustee or Paying Agents hereunder, except to the extent any such loss, liability or expense may be attributable to the negligence or bad faith of the Trustee or Paying Agents, as the case may be. The Trustee or Paying Agents, as the case may be, will notify the Issuer promptly of any claim for which they may seek indemnity. Failure by the Trustee or
      Paying Agents, as the case may be, to so notify the Issuer will not relieve the Issuer or any of the Guarantors of their obligations hereunder. Except in cases where the interest of the Issuer, on the one hand, and the Trustee or Paying Agent, on the other hand, may be adverse, the Issuer or such Guarantor will defend the claim and the Trustee or the Paying Agents will cooperate in the defense. The Trustee or the Paying Agents, as the case may be, may have separate counsel of its choosing from the Issuer and the Issuer will pay the reasonable fees and expenses of such counsel. Neither the Issuer nor any Guarantor need pay for any settlement made by the Trustee or Paying Agents without its consent, which consent will not be unreasonably withheld.

(c) The obligations of the Issuer and the Guarantors under this Section 7.07, and any liens arising thereunder, will survive the resignation or removal of the Trustee and/or the satisfaction and discharge of this Indenture.

(d)   To  secure the Issuer's and the Guarantors' payment obligations  in  this
      Section 7.07, the Trustee and the Paying Agent will have a Lien prior to the Notes on all money or property held or collected by the Trustee or the Paying Agents, as the case may be, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

(e) When the Trustee or the Paying Agents incur expenses or renders services after an Event of Default specified in Section 6.01(7) or (11) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08 Replacement of Trustee.

(a)   A resignation or removal  of  the  Trustee and appointment of a successor
      Trustee  will  become  effective  only  upon   the   successor  Trustee's
      acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

      (1)   the Trustee fails to comply with Section 7.10 hereof;

      (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

      (3) a custodian or public officer takes charge of the Trustee or its property; or

      (4)   the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

SECTION 7.09 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

SECTION 7.10 Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof, or a member state of the European Union or a political subdivision thereof, that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities or by the authorities of a member state of the European Union or a political subdivision thereof and that has a combined capital and surplus of at least $100.0 million (or the equivalent in euros or the currency of a member state that does not participate in EMU) as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA {section} 310(a)(5) as if this Indenture were required to be qualified under the TIA.

                                   ARTICLE 8

                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, elect to have either
Section 8.02 or 8.03 hereof be applied to all outstanding Notes and all obligations of the Guarantors upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02 Legal Defeasance and Discharge.

Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and all obligations of the Guarantors discharged with respect to their Guarantees on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuer and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and the Guarantees, which will thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

      (1) the rights of holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on, such Notes when such payments are due from the trust referred to below;

      (2) the Issuer's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

      (3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's and the Guarantors' obligations in connection therewith; and

      (4)   Section 4.22 hereof; and

      (5)   this Article 8.

Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under
Section 8.03 hereof.

SECTION 8.03 Covenant Defeasance.

Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.07, through 4.13, 4.15 through 4.19 and 4.21 hereof and clause (4) of Section 5.01(a) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Notes will thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Guarantees, the Issuer and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default in respect of the Notes under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture, the Notes, the Guarantees and the Security Documents will be unaffected thereby. In addition, upon the Company's exercise under Section
8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section

8.04 hereof, Sections 6.01(3) through 6.01(8) hereof will not constitute Events of Default with respect to the Notes.

SECTION 8.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

      (1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the holders, cash in euro or euro-denominated non-callable Government Securities, or combination thereof in such amounts as will be sufficient, in the opinion of an internationally recognized firm of independent public accountants, for the payment of principal, interest and premium, if any, on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of:

                  (A) an Opinion of Counsel to the effect that holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not incurred (and, in the case of Legal Defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue
                        Service or other change in applicable U.S. federal income tax law since the date of this Indenture); and

                  (B) an Opinion of Counsel in the jurisdiction of organization of the Issuer to the effect that the holders will not recognize income, gain or loss for income tax purposes of such jurisdiction as a result of such deposit and defeasance and will be subject to income tax in such jurisdiction on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

      (2) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

      (3) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer, the Company or any of its Restricted Subsidiaries is a party or by which the Issuer, the Company or any of its Restricted Subsidiaries is bound;

      (4) the Issuer must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes over the other creditors of the Issuer or the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer, the Company or others; and

      (5) the Issuer must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer and the Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in
Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06 Repayment to Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, interest or Additional Amounts has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the Financial Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

SECTION 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any euros or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's and the Guarantors' obligations under this Indenture, the Notes, the Guarantees and the Security Documents will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9

                       AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01 Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes, the Guarantees, the Security Documents, the Intercreditor Agreement, the Security Trust Deed and/or the Convertible Trust Deed (to the extent the Trustee would be consulted under the Convertible Trust Deed) without the consent of any Holder of Notes:

      (1)   to cure any ambiguity, defect or inconsistency;

      (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

      (3) to provide for the assumption of the Issuer's or a Guarantor's obligations to Holders of Notes and Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Issuer's or such Guarantor's assets, as applicable;

      (4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such holder;

      (5) to conform the text of this Indenture, the Guarantees, the Share Pledges, the Funding Loan Pledge, the Notes or the Intercreditor Agreement to any provision of the "Description of the Notes" or the "Description of Other Financing Arrangements" sections of the Issuer's Offering Circular dated January 27, 2004, relating to the initial offering of the Notes, to the extent that such provision in that "Description of the Notes" or the "Description of Other Financing Arrangements" was intended to be a verbatim recitation of a provision of this Indenture, the Guarantees, the Share Pledges, the Funding Loan Pledge or the Notes;

      (6) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof;

      (7) to evidence and provide for the acceptance and appointment of a successor trustee;

      (8)   to add additional Guarantees  with  respect  to  the  Notes  or  to
            release   Subsidiary   Guarantors  from  Subsidiary  Guarantees  as
            provided by the terms of this Indenture;

      (9) to further secure the Notes, to release all or any portion of the collateral pursuant to the terms of the Security Documents, to add to the covenants of the Company or any of its Subsidiaries for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company or any of its Subsidiaries;

      (10) to allow any Guarantor to execute a supplemental indenture and/or a Guarantee with respect to the Notes; or

      (11) to enter into an Intercreditor Agreement to (A) subordinate the Guarantees of any Guarantors to Designated Senior Indebtedness of such Guarantor permitted to be incurred under this Indenture after the date of this Indenture on substantially equivalent terms to those on which the Guarantees are subordinated to Indebtedness under the Senior Facilities pursuant to the Original Intercreditor Agreement (as in effect on the date of this Indenture) and/or (B) to make the Lien created pursuant to the Security Documents (other than the Funding Loan Pledge) junior to the pledges in favor of any holder of Designated Senior Indebtedness permitted to be incurred under this Indenture after the date of this Indenture on substantially equivalent terms to those on which the Share Pledges are junior to the pledges over such shares in favor of the lenders under the Senior Facilities pursuant to the Original Intercreditor Agreement (as in effect on the Issue Date) and/or (C) to subordinate any Guarantees relating to Additional Notes and Security Documents relating to Additional Notes subject to substantially equivalent terms (including the same remedy bar in favor of holders of Designated Senior Indebtedness) to those relating to the outstanding Guarantees and Security Documents pursuant to the Original Intercreditor Agreement (as in effect on the Issue Date); provided that, in the case of clauses (A) and (B), any such Intercreditor Agreement provides that either (i) the final Stated Maturity of the Designated Senior Indebtedness that benefits from the subordination of the Guarantees or the second-ranking Share Pledges pursuant to such Intercreditor Agreement is prior to the final Stated Maturity of the Notes or (ii) such Intercreditor Agreement permits payments to be made to the Issuer to fund the repayment of the Notes at the Stated Maturity thereof.

Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in
Section 7.02 hereof, the Trustee will join with the Issuer and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02 With Consent of Holders of Notes.

Except as provided below in this Section 9.02 and the next two paragraphs, the Issuer and the Trustee may amend or supplement this Indenture (including, without limitation, Section 3.09, 4.10 and 4.15 hereof), the Notes, the Guarantees, the Security Documents, the Intercreditor Agreement, the Security Trust Deed and/or the Convertible Trust Deed (to the extent the Trustee would be consulted under the Convertible Trust Deed) with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes, the Guarantees, the Security Documents, the Intercreditor Agreement, the Security Trust Deed and/or the Convertible Trust Deed (to the extent the Trustee would be consulted under the Convertible

Trust Deed) may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

Without the consent of at least 75% in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Notes), no waiver or amendment to this Indenture may make any change in the provisions of Section 11.02, the Intercreditor Agreement or the Security Documents that adversely affects the rights of any Holder of Notes.

Without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

      (1) reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

      (2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the Notes (except as provided above with respect to Sections 3.09, 4.10 and 4.15 hereof);

      (3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

      (4) waive a Default or Event of Default in the payment of principal, interest, premium or Additional Amounts on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

      (5)   make any Note payable in money other than that stated in the Notes;

      (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal, interest, premium or Additional Amounts on the Notes;

      (7) waive a redemption payment with respect to any Note (except as provided above with respect to Sections 3.09, 4.10 and 4.15 hereof);

      (8) release any Guarantor from any of its obligations under its Guarantee or this Indenture that, in any such case, would adversely affect the holders of the Notes except in accordance with the terms of this Indenture;

      (9) release the security interest granted in favor of the holders of the Notes in any Security Document other than pursuant to the terms of the Intercreditor Agreement, the Share Pledges or the Funding Loan Pledge or as otherwise permitted by this Indenture; or

      (10)  make any change in the preceding amendment and waiver provisions.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in
Section 7.02 hereof, the Trustee will join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

It  will  not  be  necessary for the consent of the Holders of Notes under this
Section 9.02 to approve the particular form of any proposed amendment, supplemental or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

SECTION 9.03 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.04 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.05 Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer and each Guarantor may not sign an amended or supplemental indenture until the Board of Directors of the Issuer or such Guarantor approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officers'
Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                  ARTICLE 10

                            COLLATERAL AND SECURITY

SECTION 10.01 Security Documents.

(a) The due and punctual payment of the principal, premium, interest and Additional Amounts on the Notes and the Guarantees when and as the same shall be due and payable, whether on a Regular Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal, premium, interest and Additional Amounts, if any, on the Notes and the Guarantees and performance of all other obligations of the Issuer and the Guarantors to the Holders of Notes or the Trustee under this Indenture, the Notes and the Guarantees, according to the terms hereunder or thereunder, are secured as provided in the Security Documents, the Intercreditor Agreement and the Security Trust Agreement.

(b) The security created by the Security Documents (other than the Funding Loan Pledge) is subject to the Intercreditor Agreement.

(c) Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Security Documents, the Security Trust Agreement and the Intercreditor Agreement (including, without limitation, the provisions providing for foreclosure and release of the Share Pledges) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Trustee and/or the Security Agent and/or any Note Security Agent to enter into the Security Documents, the Security Trust Agreement and the Intercreditor Agreement and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith.

(d) The Issuer will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee and/or the Security Agent and/or any Note Security Agent that it holds, for the benefit of the Holders, duly created, enforceable and perfected Liens as contemplated hereby, by the Security Documents, the Security Trust Agreement and the Intercreditor Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and Guarantees secured hereby, according to the intent and purposes herein expressed. The Issuer and the Guarantors will each take, and will cause their Subsidiaries to take, upon request of the Trustee and/or the Security Agent and/or any Note Security Agent, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Obligations of the Issuer and the Guarantors hereunder, a valid and enforceable perfected first priority Lien, as to the Funding Loan Pledge, or second priority Lien, as to the Share Pledges, in and on the relevant pledged assets in favor of the Trustee and/or the Security Agent and/or any Note Security Agent for the benefit of the Holders of Notes, superior to and prior to the rights of all third Persons (except, with respect to the Share Pledges, the holders of Senior Indebtedness) and subject to no other Liens other than Permitted Liens.

SECTION 10.02 Release of Collateral.

(a) Subject to subsections (b) through (d) of this Section 10.02, the assets subject to the Security Documents may be released from the Lien and security interest created by the

      Security Documents at any time or from time to time in accordance with the provisions of this Indenture, the Security Documents and the Intercreditor Agreement.

(b)   In addition:

      (1) with respect to the relevant shares, in connection with an Asset Sale of Equity Interests subject to a Share Pledge; provided that the Company has complied with Section 4.10;

      (2) with respect to the relevant shares, in connection with a merger, consolidation or sale of all or substantially all of the assets of a Subsidiary Guarantor; provide such merger, consolidation complies with Section 5.01;

      (3)   with respect to any collateral, upon Legal Defeasance under Section
            8.02 or satisfaction and discharge of the Notes under Section 12.01; and

      (4) with respect to the relevant shares, in connection with the sale of all the shares of a Subsidiary Guarantor or an entity which owns such shares pursuant to an Enforcement Action by the security agent in respect of any Designated Senior Indebtedness; provided that the applicable requirements set forth in the Intercreditor Agreement are complied with, if, in the case of clause (4) the proceeds are applied in accordance with the Intercreditor Agreement, then the Trustee shall: (i) in the case of clause (2), upon such Legal Defeasance or satisfaction and discharge and
      (ii) in the case of clauses (1), (3) and (4), concurrently upon receiving written confirmation from the Company, together with Officer's Certificates and Opinions of Counsel in form and substance reasonably satisfactory to the Trustee, that the provisions of such clause have been or will be complied with, release the Liens on the relevant collateral pursuant to this Indenture and the Security Documents, provided that, in the case of clauses (1), (3) and (4), the Trustee shall not release its Lien over the proceeds of the sale of the asset sold.

(c) Save pursuant to 6.4(b)(ii) or 6.4(c) of the Intercreditor Agreement, at any time when a Default or Event of Default has occurred and is continuing, no release of pledged assets pursuant to the provisions of the Security Documents will be effective as against the Holders of Notes.

(d) The release of any pledged assets from the terms of this Indenture and the Security Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent such assets are released pursuant to the terms hereof and of the Security Documents.

SECTION 10.03 Certificates of the Trustee.

In the event that the Issuer wishes to release pledged assets in accordance with this Indenture, the Security Documents and the Intercreditor Agreement and has delivered the certificates and documents required by the Security Documents and an Officers' Certificate containing the information required by TIA {section}314(d), the Trustee will deliver a certificate to the Note Security Agent setting forth such determination and that the specified release complies with the terms hereof and of the Intercreditor Agreement.

SECTION 10.04 Authorization of Actions to Be Taken by the Trustee Under the
              Security Documents.

(a) Notwithstanding any provision of this Indenture to the contrary, prior to the Senior Discharge Date or for so long as required by any Intercreditor Agreement, the Trustee may only take Enforcement Action under the Share Pledges at the direction of the Holders representing more than 50.0% in principal amount of all outstanding Notes and under any Security Document as otherwise permitted by the Intercreditor Agreement.

(b) Subject to the foregoing and to the provisions of Section 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, take (and direct the Security Agent to take) and shall take (at the direction of the Holders) all actions it deems necessary or appropriate in order to:

      (1) enforce any of the terms of the Security Documents or the Intercreditor Agreement; and

      (2) collect and receive any and all amounts payable in respect of the Obligations of the Issuer or any Guarantor hereunder and distribute such amounts in accordance with the Intercreditor Agreement and herewith.

(c) The Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the pledged assets by any acts that may be unlawful or in violation of the Security Documents, the Intercreditor Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the pledged assets (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

SECTION 10.05 Authorization of Receipt of Funds by the Trustee Under the Security Documents.

The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Security Documents or the Intercreditor Agreement, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture and the Intercreditor Agreement.

SECTION 10.06 Termination of Security Interest.

Upon the full and final payment and performance of all Obligations of the Issuer and the Guarantors under this Indenture, the Notes and the Guarantees, the Trustee will release the Liens pursuant to this Indenture and the Security Documents.

SECTION 10.07 Appointment of Security Agent

(a) The Issuer hereby appoints The Bank of New York to act as Security Agent hereunder. The Bank of New York accepts such appointment and is directed and instructed to enter into the Security Trust Agreement and to appoint a further agent as security trustee under the Security Trust Agreement. The Security Agent and such further security trustee shall have such duties and responsibilities as are explicitly set forth herein and in the Security Documents to which it is a party, the Intercreditor Agreement and the Security Trust Agreement and no others; provided that the Security Agent and such further security trustee shall only take action with respect to or under the Security Documents, the Intercreditor Agreement and the Security Trust Agreement in accordance with the written instructions of the Trustee acting on behalf of the Holders of the Notes, and shall apply any proceeds from the enforcement of any security, as set forth herein and in the Intercreditor Agreement. The provisions of Article 7 hereof relating to the Trustee acting in such capacity shall apply to the Security Agent and such further security trustee acting in such capacity mutatis mutandis, to the extent applicable. In addition, the Issuer and the Guarantors hereby, jointly and severally, agree to indemnify the Security Agent on the same basis as their indemnity to the Trustee in Article 7 with respect to actions taken or not taken by it in accordance with this Indenture, the Security Documents to which it is a party and the Intercreditor Agreement.

(b) The parties hereto acknowledge and agree, and each Holder by accepting a Note acknowledges and agrees, that the Company has appointed The Bank of New York to act as security agent for the Convertible Bonds.

                                  ARTICLE 11

                                  GUARANTEES

SECTION 11.01 Guarantee.

(a) Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:

      (1) the principal, interest, premium and Additional Amounts, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal, interest, premium and Additional Amounts, if any, on the Notes, and all other Obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

      (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

      Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately upon maturity of the Guarantees in accordance with Section 11.02(b) hereof. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) Prior to the repayment in full in cash or Cash Equivalents of all Obligations in respect of Senior Indebtedness, no Subsidiary Guarantee will mature (and no amount will become due or payable thereunder) until:

      (1) a Default under Sections 6.01(1) or (2) hereof occurs and is continuing; and

      (2)   either:

            (1) 179 days has elapsed since the date of any Default occurring on or prior to such payment Default referred to in clause
                  (1); or

            (2) if earlier, (A) an Insolvency Event in respect of the relevant Subsidiary Guarantor has occurred, (B) a Senior Declared Default has occurred and is continuing, or (C) the applicable lenders have taken any Enforcement Action in respect of any Senior Indebtedness of the relevant Subsidiary Guarantor.

      This clause (b) shall not apply to claims under any Subsidiary Guarantee in respect of fees, expenses and other amounts payable to the Trustee, the Security Agent or any Note Security Agent hereunder or under the Security Documents.

      Each Subsidiary Guarantor will notify the Trustee in writing upon maturity of its Guarantee.

      For the avoidance of doubt, the parties hereto agree and acknowledge that the foregoing clause (b) shall not apply to claims under any Subsidiary Guarantee in respect of fees, expenses and other amounts payable to the Trustee or the Security Agent hereunder or under the Security Documents, the Intercreditor Agreement or the Security Trust Agreement.

(c) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(d) If any Holder, the Trustee, the Security Agent or any Note Security Agent is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(e) Each Guarantor agrees that it will not be entitled to any right of subrogation or contribution in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

SECTION 11.02 Subordination of Guarantees.

(a)   Agreement to Subordinate.

      The Company and each other Guarantor agrees, and the Trustee agrees, that the Guarantees are and shall be and remain subordinated in right of payment, to the extent and in the manner provided in this Section 11.02, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness of the Company or the relevant Guarantor, and that such subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness or Designated Senior Indebtedness (as specified herein).

      Notwithstanding any other provision hereof, this Section 11.02 shall not apply to claims under any Guarantee in respect of fees, expenses and other amounts payable to the Trustee, the Security Agent or the Note Security Agent hereunder or under the Security Documents, the Intercreditor Agreement or the Security Trust Agreement which fees, expenses and other amounts shall not be subordinated in right of payments to Senior Indebtedness.

(b)   Liquidation, Dissolution, Bankruptcy.

      Upon the occurrence of an Insolvency Event in relation to the Company or any other Guarantor:

      (1) holders of Senior Indebtedness of the Company or such Guarantor, as applicable, shall be entitled to receive payment in full in cash or Cash Equivalents of such Senior Indebtedness before the Trustee or the Holders of Notes shall be entitled to receive any payment under or in respect of the Guarantees;

      (2) until the Senior Discharge Date, any payment or distribution to which the Trustee or the Holders of Notes would be entitled but for this Section 11.02 shall be made to holders of such Senior Indebtedness as their interests may appear, except that the Trustee or the Holders of Notes may receive (i) Permitted Junior Securities and (ii) distributions from defeasance trusts established under
            Article 8 in accordance with its terms and funded in compliance with the Senior Credit Agreements (or, following the Senior Discharge Date, the agreement(s) governing any other Designated Senior Indebtedness); and

      (3) if a distribution is made to the Trustee or the Holders of Notes that, due to the subordination provisions set forth in this Section 11.02, should not have been made to them, the Trustee (to the extent in its possession) or the Holders of Notes is or are required to hold it in trust for the holders of Senior Indebtedness of the Company or the Guarantor and to pay it over to them as their interests may appear.

      Notwithstanding any other provision hereof, this Section 11.02 shall not apply to claims under any Guarantee in respect of fees, expenses and other amounts payable to the Trustee, the Security Agent or the Note Security Agent hereunder or under the Security Documents, the Intercreditor Agreement or the Security Trust Agreement which fees, expenses and other amounts shall not be subordinated in right of payments to Senior Indebtedness.

(c)   Exercise of Rights.

      Until the Senior Discharge Date, upon the occurrence of an Insolvency Event in relation to any Guarantor, the Senior Security Agent is irrevocably authorized by the Trustee and the Holders of Notes, and by the Company and the other Guarantors, on their behalf to:

      (1)   demand, claim, enforce and prove for;

      (2) file claims and proofs, give receipts and take all proceedings and do all things which the Senior Security Agent considers reasonably necessary to recover; and

      (3) receive distributions of any kind whatsoever in respect or on account of,

      the Indebtedness due from that Guarantor in respect of its Guarantee.

(d)   Distributions.

      Upon the occurrence of an Insolvency Event in relation to a Guarantor, the trustee in bankruptcy, liquidator, assignee or other person distributing the assets of that Guarantor or their proceeds shall be directed by the Trustee, the Holders of Notes and the relevant Guarantor (as the case may be) to pay distributions of any kind in relation to such Guarantor's Obligations under this Indenture and its Guarantee directly to the Senior Security Agent until the Senior Indebtedness has been paid in full in cash or Cash Equivalents. Notwithstanding the foregoing, the Trustee and the Holders of Notes may receive (i) Permitted Junior Securities and (ii) distributions from defeasance trusts established under Article 8 in accordance with its terms and funded in compliance with the Senior Credit Agreements (or, following the Senior Discharge Date, the agreement(s) governing any other Designated Senior Indebtedness).

(e)   Limitations on Payment.

      Payments by the  Guarantors will be permitted except as set forth in this
      Section 11.02(e).

      Prior to the Final Discharge Date, no payments may be made on or in respect of the Guarantees without the prior written consent of the Majority Senior Lenders:

      (1) if a Senior Payment Default with respect to any Senior Indebtedness of the relevant Guarantor has occurred, and for so long as such Senior Payment Default is continuing; or

      (2) if a Senior Default (other than a Senior Payment Default) with respect to any Designated Senior Indebtedness of the relevant Guarantor has occurred and is continuing and the Trustee has received a notice from the relevant agent under any such Designated Senior Indebtedness specifying the relevant Senior Default and that permitted payments under the relevant Guarantee are suspended (each, a "Payment Blockage Notice") until the earliest of:

                  (A) the date falling 179 days after the date of receipt by the Trustee of the Payment Blockage Notice;

                  (B) the date on which the relevant Senior Default is cured, waived or otherwise no longer continuing;

                  (C) the date on which the relevant agent cancels the Payment Blockage Notice delivered by it (provided that no such cancellation shall be made without the prior written consent of any agent under any such Designated Senior Indebtedness who would, but for the issue of that Payment Blockage Notice, have been entitled to deliver a Payment Blockage Notice to the Trustees during the term of such delivered Payment Blockage Notice); and

                  (D) the payment in full in cash or Cash Equivalents of the relevant Designated Senior Indebtedness.

      Only one Payment Blockage Notice may be served by the holders of all Designated Senior Indebtedness in any period of 360 consecutive days.

(f) Notwithstanding Section 11.02(e), (i) a Guarantor's obligations to make any payments under a Guarantee that are not permitted to be paid under
      Section 11.02(e) shall continue notwithstanding any payment suspension pursuant to such clause and (ii) default interest and/or the capitalization of interest shall continue to accrue in accordance with the Indenture. Section 11.02(e) acts to suspend payments, and not to waive the rights of the Holders of Notes to receive payments under the Guarantees when the suspension period has lapsed and otherwise in accordance with the terms of this Indenture.

(g) Section 11.02(e) shall not prohibit the Trustee or the Holders of Notes from receiving (i) Permitted Junior Securities and (ii) distributions from defeasance trusts established under Article 8 in accordance with its terms and funded in compliance with the Senior Credit Agreements (or, following the Senior Discharge Date, the agreement(s) governing any Designated Senior Indebtedness).

(h) If a payment or distribution is made to the Trustee or the holders of the Notes that should not have been made to them, the Trustee (to the extent in its possession) or the holders of the Notes is or are required to hold it in trust for the holders of Senior Indebtedness and to distribute such payment or distribution in accordance with the Intercreditor Agreement and herewith.

(i) With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only those obligations on the part of the Trustee as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior

      Indebtedness will be read into this Indenture against the Trustee. The Trustee will not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and will not be liable to any such holders if the Trustee pays over or distributes to or on behalf of Holders or any Guarantor or any other Person money or assets to which any holders of Senior Indebtedness are then entitled by virtue of this Article 11, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

(j) After all Senior Indebtedness is paid in full and until the Notes are paid in full, Holders of Notes will be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Indebtedness. A distribution made under this Article 11 to holders of Senior Indebtedness that otherwise would have been made to Holders of Notes is not, as between the Guarantors and Holders, a payment by the Guarantors on the Notes.

(k) This Article 11 defines the relative rights of Holders of Notes and holders of Senior Indebtedness. Nothing in this Indenture will:

      (1) impair, as between the Guarantors and Holders of Notes, the obligation of the Guarantors, which is absolute and unconditional, to pay principal, premium, interest and Additional Amounts on the Notes in accordance with their terms;

      (2) affect the relative rights of Holders of Notes and creditors of the Guarantors other than their rights in relation to holders of Senior Indebtedness; or

      (3) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders of Notes and subject to restrictions contained in any Intercreditor Agreement.

      If the Guarantors fail because of this Article 11 to pay principal of, premium, interest, or Additional Amounts on a Note on the due date, the failure is still a Default or Event of Default.

(l) Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 11, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the holders of Senior Indebtedness are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

(m)   Intercreditor Agreement and Security Trust Agreement

      In addition to the foregoing, the Guarantees are subject to the Intercreditor Agreement and the Security Trust Agreement.

      The Trustee, acting for itself and on behalf of the Holders, and each Holder by its acceptance of Notes, acknowledges and agrees to the terms of the Intercreditor Agreement and the Security Trust Agreement, as applicable.

SECTION 11.03 Limitation on Guarantor Liability.

(a) General. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer, a fraudulent conveyance, a transaction at under value for purposes of Bankruptcy Law or any similar law or a transaction void under any applicable law, in each case to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Guarantee not constituting either a fraudulent transfer, fraudulent conveyance or transaction at under value or a transaction void under any applicable law.

(b)   Limitations for German Subsidiary Guarantors.

      Each Holder, by its acceptance of Notes, agrees that the enforcement of any Subsidiary Guarantees given pursuant to this Article 11 by a German Subsidiary Guarantor, and any security provided by a German Subsidiary Guarantor pursuant to the Security Documents, other than in respect of Funds made available to such Subsidiary Guarantor or to a Subsidiary of such Subsidiary Guarantor by the Issuer from the proceeds of the Notes, shall be limited, in relation to any Subsidiary Guarantor which is a German limited liability company (Gesellschaft mit beschr{a"}nkter Haftung - GmbH) (a "German Subsidiary Guarantor"), to the extent that payment under that Subsidiary Guarantee, or the enforcement of such security, would cause the higher of (i) the German Subsidiary Guarantor's net assets (including, for the avoidance of doubt, the amount corresponding to such German Subsidiary Guarantor's registered share capital (Stammkapital)) at December 31, 2003 minus 10% (the "Base Net Assets") and (ii) the German Subsidiary Guarantor's net assets (including, for the avoidance of doubt, the amount corresponding to such German Subsidiary Guarantor's Stammkapital) as per the end of the calendar month preceding the date of enforcement of this Guarantee or of such security (the "Current Net Assets") to fall below its Stammkapital; provided that for the purposes of the calculation of the Base Net Assets and the Current Net Assets the following balance sheet items shall be adjusted as follows:

      (1) the amount of any increase of the Stammkapital of the relevant German Subsidiary Guarantor after the Issue Date shall be deducted from the relevant Stammkapital;

      (2) Indebtedness incurred by the relevant German Subsidiary Guarantor (or to any direct or indirect Subsidiary of such German Subsidiary Guarantor) and provided by the Company or any of its Subsidiaries shall be disregarded if and to the extent such Indebtedness has been provided from funds made available to a German Subsidiary Guarantor in connection with the terms of this Indenture or the Notes, or are subordinated, or are considered subordinated pursuant to Sec. 32a GmbHG; and

      (3) Indebtedness and other liabilities incurred in violation of the provisions of this Indenture shall be disregarded,

      and; provided further that the relevant German Subsidiary Guarantor shall for the purposes of the determination of the Base Net Assets and the Current Net Assets dispose of all assets where the relevant assets are shown in the balance sheet of the German Subsidiary Guarantor with a book value (Buchwert) which is significantly lower than the market value of such assets. The above limitations shall not apply if following notification by the Trustee of claims raised under the Guarantee pursuant to this Article 11, or of the enforcement of security by the Trustee, the relevant German Subsidiary Guarantor does not provide conclusive evidence, including in particular interim financial statements up to the end of the last completed calendar month (which shall be audited if reasonably requested by the Trustee), within twenty five (25) days after the date of such notification, or if after receipt of such unaudited statements notification is given to the relevant German Subsidiary Guarantor to provide audited financial statements up to the end of that same calendar month and such audited financial statements are not provided within fifty (50) days after the date of such notification.

(c)   Limitations for Austrian Guarantors.

      (1)   Each  Guarantor  established  in  Austria   ("Austrian  Guarantor")
            acknowledges that:

            (1) it will receive valuable direct or indirect benefits as a result of the funds made available in connection with this Indenture;

            (2) the Issuer shall pay to each Austrian Guarantor an adequate and arm's length annual fee for granting the guarantee under this Article 11;

            (3) the Trustee has acted in good faith in connection with the Guarantee given by that Austrian Guarantor and the transactions contemplated by the Indenture and the Notes; and

            (4) it has not incurred and does not intend to incur debts, including contingent liabilities beyond its ability to pay as they mature.

      (2) Notwithstanding anything to the contrary contained herein or in the Notes or the Guarantees the liability of each Austrian Guarantor:

            (1)   shall  be  limited  to  funds  applied  by the Issuer for the
                  valuable   direct  or  indirect  benefits  of  the   Austrian
                  Guarantors; and

            (2)   shall be limited to an amount of:

                  (A) the Future Additional Net Asset Value of that Austrian Guarantor; plus, if applicable,

                  (B)   the equivalent  in  Euro  of  the proceeds of the Notes
                        received by the Issuer (plus accrued interest commission and fee thereon) which are on-lent to the respective Austrian Guarantor.

      (3) For the purposes of this Section 11.03(c) "Future Additional Net Asset Value" means the future increase of the value of the balance sheet positions "Eigenkapital" (as defined under the provisions of Austrian accounting laws, currently Art. 224 sec. 3 lit A Austrian Commercial Code) as of the date of the execution of this Indenture (the "Reference Net Asset Value") as opposed to the value of this balance sheet position on the day of the payment demand under the Guarantee pursuant to this Article 11. An interim financial statement of that Austrian Guarantor established upon the date of the execution of this Indenture and certified by the statutory auditors of that Austrian Guarantor shall be prima facie evidence as to the amount of the Reference Net Asset Value.

      (4) Each Austrian Guarantor shall procure to record its potential obligation under its Guarantee pursuant to this Article 11 in its financial statements to be established after the execution of this Indenture pursuant to Art. 199 Austrian Commercial Code.

      (5) Each Austrian Guarantor agrees that the benefit of this Guarantee shall be transferred and shall remain in full legal effect when a Holder seeks to transfer its rights and obligations under this Indenture to another Person.

(d)   Limitations for French Guarantors.

      (1) Each Guarantor organized under the laws of France (a "French Guarantor") acknowledges that:

            (1) it has not incurred and does not intend to incur debts, including contingent liabilities beyond its ability to pay as they mature;

            (2) the guarantee and indemnity has been authorized by the assembly of the shareholders before the contract had been signed as defined in articles L 227-9 and L 227-10 of the French Commercial Code if such an authorization is necessary according to article L 225-38 and article L 223-19 French Commercial Code.

      (2) The liability of each French Guarantor under this Section 11 shall not include any obligation which does not present an economic, social or financial interest for the entire group, (B) shall be limited to funds applied by the Issuer for the valuable direct or indirect benefits of the French Guarantors; (C) shall not include any obligation which is contrary to the statutory object of the French Guarantor, (D) shall not include any obligation which if incurred would constitute the provision of financial assistance as defined by article L 225-216 of the French Commercial Code and (E) shall be limited at any time to the greater of:

            (1) the equivalent to Euros of the funds (plus any accrued interest thereon, commissions and fees) made available to any Guarantor (other than, if applicable, the French Guarantor) to the extent directly or indirectly on-lent to the French Guarantor which such funds are made available, to the extent that such funds(s) have been on lent by such Guarantor to the French Guarantor; and

            (2)   70% of the greater of:

                  (A) the Net Asset Value of the French Guarantor calculated and certified by the statutory auditors of the French Guarantor on the basis of the last audited financial statements available at the date hereof; and

                  (B) the Net Asset Value of the French Guarantor calculated and certified by the statutory auditors of the French Guarantor on the basis of the last audited financial statements available at the date on which demand is made on it pursuant to this Section 11.

            For the purposes of this Section 11.03(d) "Net Asset Value" of the French Guarantor means the capitaux propres (as defined under the provisions of French accounting laws, decrees and regulations consistently applied) of the French Guarantor. A certificate of the statutory auditors of the French Guarantor as to the Net Asset Value shall be prima facie evidence as to the amount to which it relates.

(e)   Limitations for Italian Guarantors.

      Each Holder, by its acceptance of Notes, agrees that the enforcement of the Guarantee given pursuant to this Section 11 by any Guarantor incorporated in Italy (an "Italian Guarantor") shall be limited as follows: each Italian Guarantor shall not be liable for any amounts in respect of the guarantee and indemnity pursuant to this Article 11 in excess of an amount of *20,000,000.

(f)   Limitations for Spanish Guarantors.

      Each Holder, by its acceptance of Notes, agrees that the Guarantee and any other obligations of each Guarantor incorporated in Spain (a "Spanish Guarantor") assumed under this Indenture and any security provided pursuant to the terms of this Indenture by a Spanish Guarantor shall neither (i) guarantee obligations vis-{a`}-vis the Holders pursuant to the Notes corresponding to any amount of the proceeds of the Notes received by the Issuer whenever such amount is used for funding the acquisition of such Spanish Guarantor and/or the acquisition of its dominant company and/or future upstream dominant companies, nor (ii) in any manner whatsoever fund the acquisition of such Spanish Guarantor and/or the acquisition of its dominant company and/or future upstream dominant companies, in both cases together with interest accrued thereon or other amounts owing in respect thereof under this Indenture, in breach of Article 81.1 of Spanish Corporation's Act ("Ley de Sociedades An{o'}nimas") and related Spanish legal provisions.

SECTION 11.04 Execution and Delivery of Guarantee.

To evidence its Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the

Trustee and that this Indenture will be executed on behalf of such Guarantor by at least one of its Officers.

Each Guarantor hereby agrees that its Guarantee set forth in Section 11.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

SECTION 11.05 Releases.

(a) The Company Guarantee will be released upon the full and final payment and performance of all Obligations under this Indenture and the Notes.

(b)   The Subsidiary Guarantee of a Subsidiary Guarantor will be released:

      (1) in connection with the sale of all the shares of such Subsidiary Guarantor or an entity which owns such shares pursuant to an Enforcement Action by the security agent in respect of any Designated Senior Indebtedness; provided that the applicable requirements set forth in the Intercreditor Agreement are complied with;

      (2) in connection with any sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer, the Company or a Restricted Subsidiary of the Company, if the sale or other disposition (and the application of the proceeds thereof) does not violate Section 4.10;

      (3) in connection with any sale or other disposition of all of the Capital Stock of such Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer, the Company or a Restricted Subsidiary of the Company, if the sale or other disposition (and the application of the proceeds thereof) does not violate Section 4.10;

      (4) if the Company designates such Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the Section 4.21; or

      (5)   upon  legal  defeasance  or  satisfaction   and  discharge  of  the
            Indenture as provided in Article 8.

                                  ARTICLE 12

                          SATISFACTION AND DISCHARGE

SECTION 12.01 Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

      (1)   either:

            (1) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

            (2) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders cash in euro or euro-denominated non-callable Government Securities, or any combination thereof in such amounts as will be sufficient, through the payment of interest thereon and principal in respect thereof in accordance with their terms will provide, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness including principal, interest and premium, if any, to the date of maturity or redemption on such Notes not theretofore delivered to the Trustee for cancellation;

      (2) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

      (3) the Issuer or any Guarantor has paid or caused to be paid all other sums payable by it under this Indenture; and

      (4) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Issuer must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this
Section 12.01, the provisions of Sections 12.02 and 8.06 hereof will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

SECTION 12.02 Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 12.01 hereof; provided that if the Issuer has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                  ARTICLE 13

                                 MISCELLANEOUS

SECTION 13.01 Notices.

Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others' address:

      If to the Issuer and/or any Guarantor:



      SGL CARBON Aktiengesellschaft

      Rheingaustrasse 182

      D-65203 Wiesbaden

      Germany

      Facsimile No.:  +49 611 6029 231

      Attention:  Office of the General Counsel

      With a copy to:



      Shearman & Sterling LLP

      Westend-Carree

      Gervinusstrasse 17

      D-60322 Frankfurt am Main

      Germany

      Facsimile No.:  +49 69 9711 1100

      Attention:  Stephan Hutter

      If to the Trustee or the Security Agent:



      The Bank of New York

      One Canada Square

      48th Floor

      London E14 5AL

      England

      Facsimile No.:  +44 207 964 6399

      Attention:  Corporate Trust Administration

The Issuer, any Guarantor  or  the  Trustee,  by  notice  to  the  others,  may
designate   additional   or  different  addresses  for  subsequent  notices  or
communications.

Except as otherwise provided herein, notice regarding the Notes will be (1) if Global Notes are outstanding, published in leading newspapers having a general circulation in London and New York (which is expected to be The Wall Street Journal and The Wall Street Journal European Edition) or (2) in the case of Definitive Registered Notes, mailed to holders by first-class mail at their respective addresses as they appear on the registration books of the Registrar. In addition to the foregoing, all notices will, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, published in a daily newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, if in the opinion of the Trustee such publication is not practicable, in an English language newspaper having general circulation in Europe. If and so long as the Notes are listed on any other securities or investment exchange, notices will also be given in accordance with any applicable requirements of such securities or investment exchange. If and for so long as any Notes are represented by one or more Global Notes and ownership of Book-Entry Interests therein are shown on the records of Euroclear and Clearstream Banking or any successor clearing agency appointed by the Trustee at the request of the Company, notices will also be delivered to each such clearing agency for communication to the owners of such Book-Entry Interests. Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer or the Company mails a notice or communication to Holders, it will mail a copy to the Trustee, the Security Agent and each Agent at the same time.

SECTION 13.02 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee or the Security Agent to take any action under this Indenture, the Issuer shall furnish to the Trustee or the Security Agent:

      (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee or the Security Agent (which must include the statements set forth in Section 13.03 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

      (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or the Security Agent (which must include the statements set forth in Section 13.03 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 13.03 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

      (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

      (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

      (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

      (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 13.04 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent or the Security Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.05 No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Issuer, the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Issuer, the Company or any Subsidiary Guarantor under the Notes, this Indenture, the Guarantees, the Share Pledges or the Funding Loan Pledge or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 13.06 Judgment Currency.

The Issuer and each Guarantor, jointly and severally, will agree to indemnify the holders against any loss incurred, as incurred, as a result of any judgment or award in connection with the Notes, Indenture, the Guarantees or the Security Documents being expressed in a currency (the "Judgment Currency") other than euros and as a result of any variation as between (i) the spot rate of exchange used to calculate the Judgment Currency in which such judgment or award is paid, and (ii) the spot rate of exchange at which the indemnified party converts or could have converted such Judgment Currency at the earliest practicable time after such judgment or award is rendered and becomes final. The foregoing will constitute a separate and independent obligation of the Issuer and each Guarantor will continue in full force and effect notwithstanding any such judgment or order. The term "spot rate of exchange" includes any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

SECTION 13.07 Prescription.

Claims against the Issuer and the Guarantors for the payment of principal on the Notes will be prescribed ten years after the applicable due date for the payment thereof. Claims against the Issuer and the Guarantors for the payment of Interest or Additional Amounts, if any, on the Notes will be prescribed five years after the applicable due date for payment of interest.

SECTION 13.08 Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 13.09 Consent to Jurisdiction.

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS INDENTURE OR ARISING UNDER THE U.S. FEDERAL OR STATE SECURITIES LAWS AND ARISING OUT OF, RELATED TO OR BASED UPON THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH OF THE PARTIES HERETO, FOR ITSELF AND IN
CONNECTION WITH ITS PROPERTIES, IRREVOCABLY ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 14.02; AND AGREES THAT SUCH SERVICE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

SECTION 13.10     Service of Process in New York.

The parties (other than the Trustee and the Security Agent) hereby acknowledge and agree that each of them has, by separate letter agreement, irrevocably appointed CT Corporation, as its authorized agent upon which process may be served in any suit or proceeding against the Borrower arising out of or relating to this Indenture or arising under the U.S. federal or state securities laws and arising out of, related to or based upon the transactions contemplated by this Indenture, and agree that service of process upon such agent, and written notice of said service to them, by the person serving the same to the address provided above, shall be deemed in every respect effective service of process upon either of them in any such suit or proceeding. Each of the Parties hereto agree to take any and all action as may be necessary to maintain the designation and appointment of an agent in full force and effect until February 1, 2012 (or earlier, if the Notes is prepaid in full).

SECTION 13.11     Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS INDENTURE, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 13.11 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS INDENTURE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

SECTION 13.12      No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.13     Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided herein.

SECTION 13.14     Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

SECTION 13.15     Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

SECTION 13.16     Table of Contents, Headings, etc.

The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

                        (Signatures on following page)

                                  SIGNATURES


Dated as of February 9, 2004
                                    SGL CARBON LUXEMBOURG S.A.





                                    By:________________________________________
                                    Name:
                                    Title:

                                    SGL CARBON AKTIENGESELLSCHAFT


                                    By:________________________________________
                                    Name:
                                    Title:

                                    By:________________________________________
                                    Name:
                                    Title:

                                    SGL CARBON S.A.


                                    By:________________________________________
                                    Name:
                                    Title:

                                    SGL CARBON LLC


                                    By:________________________________________
                                    Name:
                                    Title:



                                    SGL CARBON GMBH


                                    By:________________________________________
                                    Name:
                                    Title:

                                    By:________________________________________
                                    Name:
                                    Title:

                                    SGL TECHNIC INC.


                                    By:________________________________________
                                    Name:
                                    Title:

                                    SGL ACOTEC GMBH


                                    By:________________________________________
                                    Name:
                                    Title:

                                    By:________________________________________
                                    Name:
                                    Title:

                                    SGL CARBON GMBH & CO.


                                    By:________________________________________
                                    Name:
                                    Title:

                                    SGL ACOTEC S.A.S.


                                    By:________________________________________
                                    Name:
                                    Title:

                                    SGL CARBON S.P.A.


                                    By:________________________________________
                                    Name:
                                    Title:

                                    THE BANK OF NEW YORK
                                    as Trustee


                                    By:________________________________________
                                    Name:
                                    Title:

                                    THE BANK OF NEW YORK
                                    as Security Agent


                                    By:________________________________________
                                    Name:
                                    Title:

                                                                      EXHIBIT A
                              FORM OF GLOBAL NOTE


                                [FACE OF NOTE]

[Insert 144A Legend or Regulation S Legend, if applicable pursuant to the provisions of the Indenture]

[Insert Dutch Legend]

THIS GLOBAL NOTE IS HELD BY THE COMMON DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE (THE "INDENTURE")) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE AND (II) THIS GLOBAL NOTE MAY BE DELIVERED IN ACCORDANCE WITH SECTION 2.06(I) OF THE INDENTURE TO THE REGISTRAR FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE.

                          SGL CARBON LUXEMBOURG S.A.

                           8.5% SENIOR NOTE DUE 2012
                                 GUARANTEED BY
                         SGL CARBON AKTIENGESELLSCHAFT
                   AND THE SUBSIDIARY GUARANTORS (AS DEFINED
                               IN THE INDENTURE)

       Common Code:      ________
       ISIN:             ________

No.  G-            [e]   ________

       Issue Date:       ________

SGL CARBON Luxembourg S.A., a soci{e'}t{e'} anonyme incorporated under the laws of the Grand Duchy of Luxembourg (the "ISSUER"), for value received, promises to pay to ______________________ or registered assigns, the principal sum of ________________________ euro ([e]_______) on February 1, 2012.

Regular Interest Payment Dates:     February 1 and August 1

Regular Record Dates:               January 15 and July 15

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by the duly authorized officers referred to below.



Dated: _______________

                                     SGL CARBON LUXEMBOURG S.A.,
                                     as Issuer


                                    By:________________________________________
                                    Name:
                                    Title:

                                    By:________________________________________
                                    Name:
                                    Title:

                    (Form of Certificate of Authentication)

This is one of the 8.5% Senior Notes due 2012 described in the within-mentioned Indenture.



Dated: _______________
                                    THE BANK OF NEW YORK,
                                    as Trustee


                                    By:________________________________________
                                           (Authorized Signatory)

                            [REVERSE SIDE OF NOTE]

                          SGL CARBON Luxembourg S.A.

                           8.5% SENIOR NOTE DUE 2012
                                 GUARANTEED BY
                         SGL CARBON AKTIENGESELLSCHAFT
                         AND THE SUBSIDIARY GUARANTORS

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. SGL CARBON Luxembourg S.A., a soci{e'}t{e'} anonyme incorporated under the laws of the Grand Duchy of Luxembourg (the "Issuer"), promises to pay interest on the principal amount of this Note at 8.5% per annum from ________________, 20__ until maturity. The Issuer will pay interest semi-annually in arrears on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, a "Regular Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Regular Interest Payment Date, interest shall accrue from such next succeeding Regular Interest Payment Date; provided further that the first Regular Interest Payment Date shall be _______________, 20__. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2) METHOD OF PAYMENT. Interest payable on this Note, and punctually paid or duly provided for, on any Regular Interest Payment Date will be paid to the person in whose name this Note is registered at the close of business on the Regular Record Date referred to on the face of this Note (whether or not a Business Day) next preceding such Regular Interest Payment Date. Any such interest not so punctually paid or duly provided for, and any interest payable on such defaulted interest (to the extent lawful), will forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the person in whose name this Note is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Issuer, notice of which shall be given to Holders not less than 15 days prior to such special record date. Payment of the principal and premium on this Note will be made upon presentation of this Note at the offices of the Trustee.

(3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE AND SECURITY DOCUMENTS. The Issuer issued the Notes under an Indenture dated as of February 9, 2004 (the "Indenture") among the Issuer, Company, the Subsidiary Guarantors, the Trustee and the Security Agent. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

      The Notes and the Guarantees are secured obligations of the Issuer and the Guarantees. The security for the Guarantees is subject to the Intercreditor Agreement and the Security Trust Agreement. Each Holder by its acceptance of Notes acknowledges and agrees to the terms of the Intercreditor Agreement and the Security Trust Agreement.

(5)   OPTIONAL REDEMPTION.

      (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Issuer will not have the option to redeem the Notes prior to February 1, 2008. On or after February 1, 2008, the Issuer will have the option to redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, on the Notes redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on February 1, of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant Regular Interest Payment Date:

Year                                                    Percentage
            2008....................................................    104.250%
            2009....................................................    102.833%
            2010....................................................    101.416%
            2011 and thereafter.....................................    100.000%

            Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

      (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to February 1, 2007, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture with the net cash proceeds of one of more Public Equity Offerings of the Company at a redemption price equal to 108.500% of the principal amount thereof, plus accrued and unpaid interest to the redemption date; provided that at least 65% in aggregate principal amount of the Notes originally issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption of Notes and that such redemption occurs within 60 days of the date of the closing of such Public Equity Offering.

(6)   MANDATORY  REDEMPTION.   The  Issuer is not be required to make mandatory
      redemption or sinking fund payments with respect to the Notes.

(7) REDEMPTION FOR CHANGES IN WITHHOLDING TAX. The Issuer may redeem the Notes, in whole but not in part, at its discretion at any time upon giving not less than 30 nor more than 60 days' prior notice to the Holders (which notice will be irrevocable and given in accordance Section
      14.02 of the Indenture), at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest, to the date fixed by the Issuer for redemption (a "Tax Redemption Date") and all Additional Amounts (if any) then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (and in the case of Definitive Registered Notes, subject to the right of holders on the relevant record date to receive interest due on the relevant Regular Interest Payment Date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of the Notes, the Issuer or successor entity has or would be required to pay Additional Amounts, and the Issuer or successor entity cannot avoid any such payment obligation taking reasonable measures available, as a result of:

      (1) any change in, or amendment to, the laws or treaties (or any regulations, or rulings promulgated thereunder) of the Relevant Taxing Jurisdiction affecting taxation after the date hereof (or, if the Relevant Taxing Jurisdiction has changed since the date hereof, the date on which the then current Relevant Taxing Jurisdiction became the applicable Relevant Taxing Jurisdiction) under the Indenture; or

      (2) any change in, or amendment to, the existing official position or the introduction of an official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction or a change in published practice), after the date hereof (or, if the Relevant Taxing Jurisdiction has changed since the date hereof, the date on which the then current Relevant Taxing Jurisdiction became the applicable Relevant Taxing Jurisdiction under the Indenture).

      The Issuer or successor entity will not give any such notice of redemption earlier than 90 days prior to the earliest date on which the Issuer would be obligated to make such payment or withholding if a payment in respect of the Notes were then due. Notwithstanding the foregoing, the Issuer may not redeem the Notes under this provision if the Relevant Taxing Jurisdiction changes under the Indenture and the Issuer is obligated to pay any Additional Amounts as a result of a change in, or an amendment to, the laws or treaties (or any regulations or rulings promulgated thereunder), or any change in or amendment to, any official position regarding the application, administration or interpretation of such laws, treaties, regulations or rules, of the then current Relevant Taxing Jurisdiction which, at the time such Relevant Taxing Jurisdiction became the applicable Relevant Taxing Jurisdiction under the Indenture, was publicly announced as formally proposed. Prior to the publication or, where relevant, mailing of any notice of redemption of the Notes pursuant to the foregoing, the Issuer will deliver the Trustee an Opinion of Counsel, the choice of such counsel to be subject to the prior written approval of the Trustee (such approval not to be unreasonably withheld) to the effect that the Issuer or successor entity cannot avoid any obligation to pay Additional Amounts taking reasonable measures available and there has been such change or amendment which would entitle the Issuer successor entity to redeem the
      Notes hereunder.   For  the
      avoidance of doubt, the Issuer or successor entity shall not be entitled to redeem the Notes as a consequence of the adoption of the European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive.

(8)   REPURCHASE AT THE OPTION OF HOLDER.

      (A) If there is a Change of Control, the Issuer will be required to make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to [e]1,000 or an integral multiple of [e]1,000) of each Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Regular Interest Payment Date (the "Change of Control Payment"). Within 30 days following any Change of Control, the Issuer will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

      (B) If the Company or a Restricted Subsidiary of the Company consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds e10.0 million, the Issuer will commence an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the
            Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" attached hereto.

(9) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than [e]1,000 may be redeemed in part but only in whole multiples of [e]1,000, unless all of the Notes held by a Holder are to be redeemed.

(10) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of e1,000 and integral multiples of
      *1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Regular Interest Payment Date.

(11) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(12) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes or the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event or Default or compliance with any provision of the Indenture or the Notes or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes or the Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or a Guarantor's obligations to Holders of the Notes and Guarantees in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to conform the text of the Indenture, the Security Documents or the Notes to any provision of the "Description of the Notes" section of the Issuer's Offering Circular dated January 27, 2004, relating to the initial offering of the Notes, to the extent that such provision in that "Description of the Notes" was intended to be a verbatim recitation of a provision of the Indenture, the Guarantees, the Security Documents or the Notes; to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Guarantee with respect to the Notes.

(13) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes, (ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes, (iii) failure by the Issuer, the Company or any of its Restricted Subsidiaries to comply with
      Section 4.10, 4.15 or 5.01 of the Indenture; (iv) failure by the Issuer, the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding voting as a single class to comply with any of the other agreements in the Indenture, the Share Pledges of the Funding Loan Pledge or, to the extent the Convertible Bonds remain outstanding, the Intercreditor Agreement (but only with respect of defaults to, caused by, or arising in respect of the Convertible Bonds); (v) default under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Issuer, the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; and (viii) the security interest under any of the Share Pledges or the Funding Loan Pledge shall, at any time, other than in accordance with its terms, cease to be in full force and effect for any reason other than the satisfaction in full of all obligations under the Indenture and discharge of the Indenture or any security interest created hereunder or under any of the Share Pledges or Funding Loan Pledge shall be declared invalid or unenforceable or the Company, the Issuer or any Affiliate of the Company shall assert, in any pleading in any court of competent jurisdiction that any such security interest is invalid or unenforceable. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium, if any,) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(14) SUBORDINATION. Payment of principal, interest and premium, if any, on the Guarantees is subordinated to the prior payment of Senior Indebtedness on the terms provided in the Indenture and the Intercreditor Agreement. Each Holder by its acceptance of Notes acknowledges and agrees to the terms of the Intercreditor Agreement.

(15) TRUSTEE DEALINGS WITH COMPANY. The Trustee or the Security Agent, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer, the Company or its Affiliates, and may otherwise deal with the Issuer, the Company or its Affiliates, as if it were not the Trustee or the Security Agent.

(16) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Issuer, the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Issuer, the Company or any Subsidiary Guarantor under the Notes, the Indenture, the Guarantees, the Share Pledges or the Funding Loan Pledge or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

      The waiver may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

(17) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(18) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(19) ISIN AND CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused ISIN and CUSIP numbers to be printed on the Notes, and the Trustee may use ISIN and CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(20) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

SGL CARBON Luxembourg S.A.
c/o:  SGL CARBON Aktiengesellschaft
Rheinganstrasse 182
D-65203
Wiesbaden, Germany
Attention:  Office of the General Counsel

                         SCHEDULE OF PRINCIPAL AMOUNT

                    OF INDEBTEDNESS EVIDENCED BY THIS NOTE

The initial principal amount of indebtedness  evidenced  by  this Note shall be
[e]_____.    The  following  decreases/increases  in  the  principal amount  of indebtedness evidenced by this Note have been made:

          Decrease in Principal  Increase in Principal   Total Principal Amount of Indebtedness
         Amount of Indebtedness Amount of Indebtedness     Evidenced Following such Decrease/
 Date of        Evidenced              Evidenced                        Increase                  Notation Made by or on Behalf
Decrease/                                                                                            of Book-Entry Agent or
Increase                                                                                                    Registrar
   [e]               [e]                        [e]                          [e]                                   [e]*















                      OPTION OF HOLDER TO ELECT PURCHASE

If you wish  to  have  this  Note  purchased  by  the  Issuer,  check  the Box:
[      ].

If  you wish to have a portion of this Note purchased by the Issuer, state  the
amount (in principal amount):    [e]______________



Date:  ________________________Your Signature:  ________________________
                                 (Sign exactly as your name appears on the other side of this Note.)

                               Signature                            Guarantee:*
                                         ___________________________








_____________________

* Participant in a recognized signature Medallion Program (or other signature guarantor acceptable to the Principal Paying Agent).

                                                                      EXHIBIT B

                      FORM OF DEFINITIVE REGISTERED NOTE

                                [FACE OF NOTE]

[Insert 144A Legend or Regulation S Legend, if applicable pursuant to the provisions of the Indenture]

[Insert Dutch Legend]

                          SGL CARBON LUXEMBOURG S.A.

                           8.5% SENIOR NOTE DUE 2012
                                 GUARANTEED BY
                         SGL CARBON AKTIENGESELLSCHAFT
                   AND THE SUBSIDIARY GUARANTORS (AS DEFINED
                               IN THE INDENTURE)

       Common Code:     ________
       ISIN:            ________

No.  D-            [e]  ________

       Issue Date:      ________

SGL CARBON Luxembourg S.A., a soci{e'}t{e'} anonyme incorporated under the laws of the Grand Duchy of Luxembourg (the "ISSUER"), for value received, promises to pay to ______________________ or registered assigns, the principal sum of ________________________ euro ([e]_______) on February 1, 2012.

Regular Interest Payment Dates:   February 1 and August 1

Regular Record Dates:             January 15 and July 15

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by the duly authorized officers referred to below.



Dated: _______________

                                     SGL CARBON LUXEMBOURG S.A.,
                                     as Issuer


                                    By:________________________________________
                                    Name:
                                    Title:

                                    By:________________________________________
                                    Name:
                                    Title:

                    (Form of Certificate of Authentication)

This is one of the 8.5% Senior Notes due 2012 described in the within-mentioned Indenture.




Dated: _______________

                                    THE BANK OF NEW YORK,
                                    as Trustee


                                    By:    ____________________________________
                                           (Authorized Signatory)

                          SGL CARBON Luxembourg S.A.

                           8.5% SENIOR NOTE DUE 2012
                                 GUARANTEED BY
                         SGL CARBON AKTIENGESELLSCHAFT
                         AND THE SUBSIDIARY GUARANTORS

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. SGL CARBON Luxembourg S.A., a soci{e'}t{e'} anonyme incorporated under the laws of the Grand Duchy of Luxembourg (the "Issuer"), promises to pay interest on the principal amount of this Note at 8.5% per annum from ________________, 20__ until maturity. The Issuer will pay interest semi-annually in arrears on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Regular Interest Payment Date, interest shall accrue from such next succeeding Regular Interest Payment Date; provided further that the first Regular Interest Payment Date shall be _______________, 20__. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2) METHOD OF PAYMENT. Interest payable on this Note, and punctually paid or duly provided for, on any Regular Interest Payment Date will be paid to the person in whose name this Note is registered at the close of business on the Regular Record Date referred to on the face of this Note (whether or not a Business Day) next preceding such Regular Interest Payment Date. Any such interest not so punctually paid or duly provided for, and any interest payable on such defaulted interest (to the extent lawful), will forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the person in whose name this Note is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Issuer, notice of which shall be given to Holders not less than 15 days prior to such special record date. Payment of the principal and premium on this Note will be made upon presentation of this Note at the offices of the Trustee.

(3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE AND SECURITY DOCUMENTS. The Issuer issued the Notes under an Indenture dated as of February 9, 2004 (the "Indenture") among the Issuer, Company, the Subsidiary Guarantors, the Trustee and the Security Agent. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

      The Notes and the Guarantees are secured obligations of the Issuer and the Guarantees. The security for the Guarantees is subject to the Intercreditor Agreement and the Security Trust Agreement. Each Holder by its acceptance of Notes acknowledges and agrees to the terms of the Intercreditor Agreement and the Security Trust Agreement.

(5)   OPTIONAL REDEMPTION.

      (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Issuer will not have the option to redeem the Notes prior to February 1, 2008. On or after February 1, 2008, the Issuer will have the option to redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, on the Notes redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on February 1, of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant Regular Interest Payment Date:

Year                                                    Percentage
           2008....................................................    104.250%
           2009....................................................    102.833%
           2010....................................................    101.416%
            2011 and thereafter.....................................   100.000%

            Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

      (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to February 1, 2007, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture with the net cash proceeds of one of more Public Equity Offerings of the Company at a redemption price equal to 108.500% of the principal amount thereof, plus accrued and unpaid interest to the redemption date; provided that at least 65% in aggregate principal amount of the Notes originally issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption of Notes and that such redemption occurs within 60 days of the date of the closing of such Public Equity Offering.

(6)   MANDATORY  REDEMPTION.   The  Issuer is not be required to make mandatory
      redemption or sinking fund payments with respect to the Notes.

(7) REDEMPTION FOR CHANGES IN WITHHOLDING TAX. The Issuer may redeem the Notes, in whole but not in part, at its discretion at any time upon giving not less than 30 nor more than 60 days' prior notice to the Holders (which notice will be irrevocable and given in accordance Section
      14.02 of the Indenture), at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest, to the date fixed by the Issuer for redemption (a "Tax Redemption Date") and all Additional Amounts (if any) then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (and in the case of Definitive Registered Notes, subject to the right of holders on the relevant record date to receive interest due on the relevant Regular Interest Payment Date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of the Notes, the Issuer or successor entity has or would be required to pay Additional Amounts, and the Issuer or successor entity cannot avoid any such payment obligation taking reasonable measures available, as a result of:

      (1) any change in, or amendment to, the laws or treaties (or any regulations, or rulings promulgated thereunder) of the Relevant Taxing Jurisdiction affecting taxation after the date hereof (or, if the Relevant Taxing Jurisdiction has changed since the date hereof, the date on which the then current Relevant Taxing Jurisdiction became the applicable Relevant Taxing Jurisdiction) under the Indenture; or

      (2) any change in, or amendment to, the existing official position or the introduction of an official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction or a change in published practice), after the date hereof (or, if the Relevant Taxing Jurisdiction has changed since the date hereof, the date on which the then current Relevant Taxing Jurisdiction became the applicable Relevant Taxing Jurisdiction under the Indenture).

      The Issuer or successor entity will not give any such notice of redemption earlier than 90 days prior to the earliest date on which the Issuer would be obligated to make such payment or withholding if a payment in respect of the Notes were then due. Notwithstanding the foregoing, the Issuer may not redeem the Notes under this provision if the Relevant Taxing Jurisdiction changes under the Indenture and the Issuer is obligated to pay any Additional Amounts as a result of a change in, or an amendment to, the laws or treaties (or any regulations or rulings promulgated thereunder), or any change in or amendment to, any official position regarding the application, administration or interpretation of such laws, treaties, regulations or rules, of the then current Relevant Taxing Jurisdiction which, at the time such Relevant Taxing Jurisdiction became the applicable Relevant Taxing Jurisdiction under the Indenture, was publicly announced as formally proposed. Prior to the publication or, where relevant, mailing of any notice of redemption of the Notes pursuant to the foregoing, the Issuer will deliver to the Trustee an Opinion of Counsel, the choice of such counsel to be subject to the prior written approval of the Trustee (such approval not to be unreasonably withheld) to the effect that the Issuer or successor entity cannot avoid any obligation to pay Additional Amounts taking reasonable measures available and there has been such change or amendment which would entitle the Issuer successor entity to redeem the Notes hereunder. For the avoidance of doubt, the Issuer or successor entity shall not be entitled to redeem the Notes as a consequence of the adoption of the European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of

      26-27 November 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive.

(8)   REPURCHASE AT THE OPTION OF HOLDER.

      (A) If there is a Change of Control, the Issuer will be required to make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to e1,000 or an integral multiple of e1,000) of each Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Regular Interest Payment Date (the "Change of Control Payment"). Within 30 days following any Change of Control, the Issuer will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

      (B) If the Company or a Restricted Subsidiary of the Company consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds e10.0 million, the Issuer will commence an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" attached hereto.

(9) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than e1,000 may be redeemed in part but only in whole multiples of e1,000, unless all of the Notes held by a Holder are to be redeemed.

(10) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of e1,000 and integral multiples of e1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.

      The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Regular Interest Payment Date.

(11) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(12) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes or the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event or Default or compliance with any provision of the Indenture or the Notes or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes or the Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or a Guarantor's obligations to Holders of the Notes and Guarantees in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to conform the text of the Indenture, the Security Documents or the Notes to any provision of the "Description of the Notes" section of the Issuer's Offering Circular dated January 27, 2004, relating to the initial offering of the Notes, to the extent that such provision in that "Description of the Notes" was intended to be a verbatim recitation of a provision of the Indenture, the Guarantees, the Security Documents or the Notes; to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Guarantee with respect to the Notes.

(13) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes, (iii) failure by the Issuer, the Company or any of its Restricted Subsidiaries to comply with
      Section 4.10, 4.15 or 5.01 of the Indenture; (iv) failure by the Issuer, the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding voting as a single class to comply with any of the other agreements in the Indenture, the Share Pledges of the Funding Loan Pledge or, to the extent the Convertible Bonds remain outstanding, the Intercreditor Agreement (but only with respect of defaults to, caused by, or arising in respect of the Convertible Bonds); (v) default under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Issuer, the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; and (viii) the security interest under any of the Share Pledges or the Funding Loan Pledge shall, at any time, other than in accordance with its terms, cease to be in full force and effect for any reason other than the satisfaction in full of all obligations under the Indenture and discharge of the Indenture or any security interest created hereunder or under any of the Share Pledges or Funding Loan Pledge shall be declared invalid or unenforceable or the Company, the Issuer or any Affiliate of the Company shall assert, in any pleading in any court of competent jurisdiction that any such security interest is invalid or unenforceable. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium, if any,) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(14) SUBORDINATION. Payment of principal, interest and premium, if any, on the Guarantees is subordinated to the prior payment of Senior Indebtedness on the terms provided in the Indenture and the Intercreditor Agreement. Each Holder by its acceptance of Notes acknowledges and agrees to the terms of the Intercreditor Agreement.

(15) TRUSTEE DEALINGS WITH COMPANY. The Trustee or the Security Agent, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer, the Company or its Affiliates, and may otherwise deal with the Issuer, the Company or its Affiliates, as if it were not the Trustee or the Security Agent.

(16) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Issuer, the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Issuer, the Company or any Subsidiary Guarantor under the Notes, the Indenture, the Guarantees, the Share Pledges or the Funding Loan Pledge or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

(17)  AUTHENTICATION.   This Note will not be valid until authenticated by  the
      manual signature of the Trustee or an authenticating agent.

(18) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(19) ISIN and CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused ISIN and CUSIP numbers to be printed on the Notes, and the Trustee may use ISIN and CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(20) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

SGL CARBON Luxembourg S.A.
c/o:  SGL CARBON Aktiengesellschaft
Rheinganstrasse 182
D-65203
Wiesbaden, Germany

Attention:  Office of the General Counsel

                       OPTION OF HOLDER TO ELECT PURCHASE

If  you  wish  to  have this Note purchased  by  the  Issuer,  check  the  Box:
[      ].

If you wish to have  a  portion of this Note purchased by the Issuer, state the
amount (in principal amount):    [e]______________



Date:  ________________________Your Signature:  ________________________
                                 (Sign exactly as your name appears on the other side of this Note.)

                               Signature                            Guarantee:*
                                         ___________________________







      _________________

* Participant in a recognized signature Medallion Program (or other signature guarantor acceptable to the Principal Paying Agent).

                                                                      EXHIBIT C

                        FORM OF CERTIFICATE OF TRANSFER

THE BANK OF NEW YORK
One Canada Square
48th Floor
London E14 5AL
England

Attention:  Corporate Trust Administration

SGL CARBON LUXEMBOURG S.A.
c/o   SGL CARBON Aktiengesellschaft
      Rheingaustrasse 182
      D-65203 Wiesbaden
      Germany
      Attention: Office of the General Counsel

Re: 8.5% Senior Notes due 2012 of SGL CARBON Luxembourg S.A.

Reference is hereby made to the Indenture, dated February 9, 2004 (the "Indenture"), between SGL CARBON Luxembourg S.A., as issuer (the "Issuer"), the Company (as defined therein) (the "Parent"), the Subsidiary Guarantors (each of the Parent and each Subsidiary Guarantor, a "Guarantor") and The Bank of New York, as trustee and as security agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_____________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of [e]__________ (the "Transfer"), to ________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

1. [box] CHECK IF TRANSFER IS PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the US Securities Act of 1933, as amended (the "Securities Act") and, accordingly, the Transferor hereby further certifies that the Book-Entry Interest or Definitive Registered
Note is being transferred to a Person that the Transferor reasonably believes is purchasing the Book-Entry Interest or Definitive Registered Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with all applicable securities laws of any other jurisdiction. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on transfer enumerated in the 144A Legend printed on the U.S. Global Note and/or the 144A Definitive Registered Note and in the Indenture and the Securities Act.

2. [box] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S under the Securities Act and
(iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on transfer enumerated in the Regulation S Legend and in the Indenture and the Securities Act.

3. [box] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and all applicable securities laws of any other jurisdiction, (ii) the Transferor is not (and during the three months preceding the Transfer was not) an Affiliate of the Issuer or any Guarantor, (iii) at least two years have elapsed since such Transferor (or any previous transferor of such Book-Entry Interest or Definitive Registered Note that was not an Affiliate of the Issuer or any Guarantor) acquired such Book-Entry Interest or Definitive Registered Note from the Issuer, any Guarantor or an Affiliate of the Issuer or any Guarantor, and
(iv) the restrictions on transfer contained in the Indenture and the 144A Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or 144A Definitive Registered Note will no longer be subject to the restrictions on transfer enumerated in the 144A Legend printed on the U.S. Global Note and/or the 144A Definitive Registered Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of each Guarantor.

                                    ___________________________________________
                                    [Insert Name of Transferor]

                                    By:________________________________________
                                    Name:
                                    Title:


Dated: _______________________

                      ANNEX A TO CERTIFICATE OF TRANSFER

1.    The Transferor owns and proposes to transfer the following:

                        [CHECK ONE OF (a), (b) OR (c)]

(a)   ~     a Book-Entry Interest held through Euroclear Account No.________ or
            Clearstream Banking Account No.________, in the:

            (i)   ~     U.S. Global Note (ISIN XS 0184985611), or

            (ii)  ~     International Global Note (ISIN XS 0184985538), or

(b)   ~     a 144A Definitive Registered Note; or

(c)   ~     an International Definitive Registered Note.


2.    After the Transfer the Transferee will hold:

                                  [CHECK ONE]

(a)   ~     a  Book-Entry  Interest  through Euroclear Account  No.________  or
            Clearstream Banking Account No.________, in the:

            (i)   ~ U.S. Global Note (ISIN XS 0184985611), or

            (ii)  ~ International Global Note (ISIN XS 0184985538),

(b)   ~     a 144A Definitive Registered Note; or

(c)   ~     a International Definitive Registered Note; or

(d)   ~     an Unrestricted Definitive Registered Note.

                                                                      EXHIBIT D

                        FORM OF CERTIFICATE OF EXCHANGE

THE BANK OF NEW YORK
One Canada Square
48th Floor
London E14 5AL
England

Attention:  Corporate Trust Administration

SGL CARBON LUXEMBOURG S.A.
c/o   SGL CARBON Aktiengesellschaft
      Rheingaustrasse 182
      D-65203 Wiesbaden
      Germany
      Attention: Office of the General Counsel

Re: 8.5% Senior Notes due 2012 of SGL CARBON Luxembourg S.A.

Reference is hereby made to the Indenture, dated February 9, 2004 (the "Indenture"), between SGL CARBON Luxembourg S.A., as issuer (the "Issuer"), the Company (as defined therein) (the "Parent"), the Subsidiary Guarantors (each of the Parent and each Subsidiary Guarantor, a "Guarantor") and The Bank of New York, as trustee and as security agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of [e]____________ in such Note[s] or interests (the "Exchange") to be held following such Exchange as specified below and in Annex A hereto. In connection with the Exchange, the Owner hereby certifies that:

1. CHECK FOR ALL EXCHANGES (UNLESS THIS BOX IS CHECKED, YOU WILL NOT BE PERMITTED TO COMPLETE THE EXCHANGE):

            0 In connection with the Exchange of the Owner's Book-Entry Interest in the Global Note or Restricted Definitive Registered Notes for Definitive Registered Notes or a Book-Entry Interest in a Global Note with an equal principal amount, the Owner hereby certifies that such Definitive Registered Notes or such Book-Entry Interest is being acquired for the Owner's own account without transfer.

                   [CHECK THOSE THAT ARE APPLICABLE (IF ANY)

2. EXCHANGE AFTER MARCH 20, 2004 OF BOOK-ENTRY INTERESTS IN INTERNATIONAL GLOBAL NOTES OR INTERNATIONAL DEFINITIVE REGISTERED NOTES FOR UNRESTRICTED DEFINITIVE REGISTERED NOTES OR FOR BOOK-ENTRY INTERESTS IN THE INTERNATIONAL GLOBAL NOTE.

            0 In connection with the Exchange, the Owner hereby certifies  that
(i) it acquired its International Definitive Registered Notes or Book-Entry Interest in the International Global Note in a transaction complying with Rule 903 or 904 under the Act and it is not an Affiliate of the Issuer or any Guarantor and (ii) the Note(s) are being acquired in compliance with all applicable securities laws of any other jurisdiction.

3. EXCHANGE OF BOOK-ENTRY INTERESTS IN U.S. GLOBAL NOTES OR 144A DEFINITIVE REGISTERED NOTES FOR UNRESTRICTED DEFINITIVE REGISTERED NOTES OR FOR BOOK-ENTRY INTERESTS IN INTERNATIONAL GLOBAL NOTE.

            ~ In connection with the Exchange (i) such Owner is not (and during the three months preceding the Exchange was not) an Affiliate of the Issuer or any Guarantor, (ii) at least two years have elapsed since the Owner (or any previous transferor of such Book-Entry Interest that was not an Affiliate of the Issuer) acquired the Notes to be exchanged from the Issuer or any Guarantor or an Affiliate of the Issuer or any Guarantor, (iii) such Owner is permitted under Rule 144(k) of the Act to sell all such Notes without registration under the Act and (iv) the Note(s) are being acquired in compliance with all applicable securities laws of any other jurisdiction.

            If you are exchanging a Book-Entry Interest in a Global Note, unless you checked either box 2 or 3 above, you will receive Definitive Registered Notes that bear the same legends as those applicable to the Global Notes in which you hold your Book-Entry Interests that are being exchanged. If you are exchanging 144A Definitive Registered Notes, unless you checked either box 2 or 3 above, you will receive a Book-Entry Interest in the U.S. Global Note.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and each Guarantor.
                                    [Insert Name of Owner]

                                    By:________________________________________
                                    Name:
                                    Title:


                                 Dated: _______________________________________

                      ANNEX A TO CERTIFICATE OF EXCHANGE

1.    The Transferor owns and proposes to transfer the following:

                        [CHECK ONE OF (a), (b) OR (c)]

(a)   ~     a Book-Entry Interest held through Euroclear Account No.________ or
            Clearstream Banking Account No.________, in the:

            (i)   ~     U.S. Global Note (ISIN XS 0184985611), or

            (ii)  ~     International Global Note (ISIN XS 0184985538), or

(b)   ~     a 144A Definitive Registered Note; or

(c)   ~     a International Definitive Registered Note.

2.    After the Exchange the Owner will hold:

                                  [CHECK ONE]

(a)   ~     a Book-Entry  Interest  through  Euroclear  Account  No.________ or
            Clearstream Banking Account No.________, in the:

            (i)   ~     U.S. Global Note (ISIN XS 0184985611), or

            (ii)  ~     International Global Note (ISIN XS 0184985538),

(b)   ~     a 144A Definitive Registered Note; or

(c)   ~     a International Definitive Registered Note; or

(d)   ~     an Unrestricted Definitive Registered Note.

                                                                      EXHIBIT E

                        [FORM OF NOTATION OF GUARANTEE]

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of February 9, 2004 (the "Indenture") among SGL CARBON Luxembourg S.A., (the "Issuer"), the Guarantors party thereto and The Bank of New York, as trustee (the "Trustee") and as security agent, (a) the due and punctual payment of the principal of, premium, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. Each Holder of a Note, by accepting the same,
(a) agrees to and shall be bound by such provisions (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and
(c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.


                                    [NAME OF GUARANTOR(S)]





                                    By:________________________________________

                                       Name:

                                       Title:

                                                                      EXHIBIT F







                        [FORM OF SUPPLEMENTAL INDENTURE

                   TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ________________, 20__, among __________________ (the "Guaranteeing
Subsidiary"), SGL CARBON Luxembourg S.A., a soci{e'}t{e'} anonyme incorporated under the laws of the Grand Duchy of Luxembourg (the "Issuer"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York, as trustee under the Indenture referred to below (the "Trustee") and as security agent thereunder.

                              W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of February 9, 2004 providing for the issuance of 8.5% Senior Notes due 2012 (the "Notes");

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Guarantee"); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.    CAPITALIZED  TERMS.   Capitalized  terms  used  herein without definition
      shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 11 thereof. Such guarantee may include limitations to the extent a similar guarantee is also made to holders of Senior Indebtedness and such guarantee includes such limitations.

4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuer or any Guaranteeing Subsidiary under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6.    COUNTERPARTS.   The  parties  may sign  any  number  of  copies  of  this
      Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.

                                                                    EXHIBIT F





IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:  _______________, 20___

                                    [GUARANTEEING SUBSIDIARY]



                                    By:  _______________________________

                                        Name:

                                        Title:

                                    [COMPANY]

                                    By:  _______________________________

                                        Name:

                                        Title:

                                    [EXISTING GUARANTORS]

                                    By:  _______________________________

                                        Name:

                                        Title:

                                    THE BANK OF NEW YORK,

                                      as Trustee

                                    By:  _______________________________
                                        Authorized Signatory

                                    THE BANK OF NEW YORK,

                                      as Security Agent

                                    By:  _______________________________
                                        Authorized Signatory

                                                                      EXHIBIT G





                       ORIGINAL INTERCREDITOR AGREEMENT

                                  (Attached)

                                                                      EXHIBIT H





                           SECURITY TRUST AGREEMENT

                                  (Attached)












                                     H-1